                                                                  EXHIBIT 99.1

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                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

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                         PNC BANK, NATIONAL ASSOCIATION
          (AS LENDER, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT)

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                                       AND

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         JPMORGAN CHASE BANK (AS LENDER), CONGRESS FINANCIAL CORPORATION
                    (AS LENDER AND AS DOCUMENTATION AGENT),
       FLEET CAPITAL CORPORATION (AS LENDER AND AS DOCUMENTATION AGENT), GMAC COMMERCIAL FINANCE, LLC (AS LENDER AND AS DOCUMENTATION AGENT)
        AND SUCH OTHER LENDERS WHICH ARE NOW OR HEREAFTER A PARTY HERETO

                                       AND

          PNC CAPITAL MARKETS, INC. AND J. P. MORGAN SECURITIES, INC.,
                  (AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS)

                                       AND

               OREGON METALLURGICAL CORPORATION, ALLEGHENY LUDLUM
            CORPORATION, ATI PROPERTIES, INC., TDY INDUSTRIES, INC.,
                ALC FUNDING CORPORATION AND JESSOP STEEL COMPANY
                                 (AS BORROWERS)

                                       AND

                           THE GUARANTORS PARTY HERETO
                                 (AS GUARANTORS)

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                                  JUNE 13, 2003

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




                                TABLE OF CONTENTS

I.    DEFINITIONS.................................................................................................1

   1.1      ACCOUNTING TERMS......................................................................................1
   1.2      GENERAL TERMS.........................................................................................1
   1.3      UNIFORM COMMERCIAL CODE TERMS........................................................................22
   1.4      CERTAIN MATTERS OF CONSTRUCTION......................................................................22

II.   ADVANCES, PAYMENTS.........................................................................................22

   2.1      (A) REVOLVING ADVANCES...............................................................................22
   2.2      PROCEDURE FOR BORROWING ADVANCES.....................................................................23
   2.3      DISBURSEMENT OF ADVANCE PROCEEDS.....................................................................25
   2.4      MAXIMUM ADVANCES.....................................................................................26
   2.5      REPAYMENT OF ADVANCES................................................................................26
   2.6      REPAYMENT OF EXCESS ADVANCES.........................................................................26
   2.7      STATEMENT OF ACCOUNT.................................................................................27
   2.8      LETTERS OF CREDIT....................................................................................27
   2.9      ISSUANCE OF LETTERS OF CREDIT........................................................................27
   2.10     REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.......................................................28
   2.11     ADDITIONAL PAYMENTS..................................................................................30
   2.12     MANNER OF BORROWING AND PAYMENT......................................................................30
   2.13     PERIODIC COMPUTATIONS OF DOLLAR EQUIVALENT AMOUNTS OF OUTSTANDING LETTERS OF CREDIT;
            REQUESTS FOR ADDITIONAL OPTIONAL CURRENCIES..........................................................31
   2.14     USE OF PROCEEDS......................................................................................32
   2.15     DEFAULTING LENDER....................................................................................32
   2.16     CURRENCY FLUCTUATIONS................................................................................33
   2.17     JUDGMENT CURRENCY....................................................................................33

III.  INTEREST AND FEES..........................................................................................33

   3.1      INTEREST.............................................................................................33
   3.2      LETTER OF CREDIT FEES................................................................................35
   3.3      FACILITY FEE.........................................................................................36
   3.4      RESERVED.............................................................................................36
   3.5      COMPUTATION OF INTEREST AND FEES.....................................................................36
   3.6      MAXIMUM CHARGES......................................................................................36
   3.7      INCREASED COSTS......................................................................................36
   3.8      BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.............................................37
   3.9      CAPITAL ADEQUACY.....................................................................................38
   3.10     OTHER CONSIDERATIONS.................................................................................38

IV.   COLLATERAL: GENERAL TERMS..................................................................................39

   4.1      SECURITY INTEREST IN THE COLLATERAL..................................................................39
   4.2      PERFECTION OF SECURITY INTEREST......................................................................39
   4.3      DISPOSITION OF COLLATERAL............................................................................40
   4.4      PRESERVATION OF COLLATERAL...........................................................................40
   4.5      OWNERSHIP OF COLLATERAL..............................................................................40
   4.6      DEFENSE OF AGENT'S AND LENDERS' INTERESTS............................................................41

   4.7      BOOKS AND RECORDS....................................................................................41
   4.8      FINANCIAL DISCLOSURE.................................................................................41
   4.9      COMPLIANCE WITH LAWS.................................................................................42
   4.10     INSPECTION OF PREMISES...............................................................................42
   4.11     INSURANCE............................................................................................43
   4.12     FAILURE TO PAY INSURANCE.............................................................................44
   4.13     PAYMENT OF TAXES.....................................................................................44
   4.14     PAYMENT OF LEASEHOLD OBLIGATIONS.....................................................................45
   4.15     RECEIVABLES..........................................................................................45
   4.16     MAINTENANCE OF EQUIPMENT.............................................................................48
   4.17     EXCULPATION OF LIABILITY.............................................................................48
   4.18     ENVIRONMENTAL MATTERS................................................................................48
   4.19     FINANCING STATEMENTS.................................................................................50

V.    REPRESENTATIONS AND WARRANTIES.............................................................................50

   5.1      AUTHORITY............................................................................................50
   5.2      FORMATION AND QUALIFICATION..........................................................................50
   5.3      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................51
   5.4      TAX RETURNS..........................................................................................51
   5.5      FINANCIAL STATEMENTS.................................................................................51
   5.6      CORPORATE NAME.......................................................................................52
   5.7      O.S.H.A. AND ENVIRONMENTAL COMPLIANCE................................................................52
   5.8      SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT..........................................52
   5.9      PATENTS, TRADEMARKS AND COPYRIGHTS...................................................................54
   5.10     LICENSES AND PERMITS.................................................................................54
   5.11     DEFAULT OF INDEBTEDNESS..............................................................................54
   5.12     NO DEFAULT...........................................................................................54
   5.13     NO BURDENSOME RESTRICTIONS...........................................................................55
   5.14     NO LABOR DISPUTES....................................................................................55
   5.15     MARGIN REGULATIONS...................................................................................55
   5.16     INVESTMENT COMPANY ACT...............................................................................55
   5.17     DISCLOSURE...........................................................................................55
   5.18     HEDGING CONTRACTS....................................................................................55
   5.19     CONFLICTING AGREEMENTS...............................................................................56
   5.20     APPLICATION OF CERTAIN LAWS AND REGULATIONS..........................................................56
   5.21     BUSINESS AND PROPERTY OF LOAN PARTIES................................................................56
   5.22     SECTION 20 SUBSIDIARIES..............................................................................56

VI.   AFFIRMATIVE COVENANTS......................................................................................56

   6.1      PAYMENT OF FEES......................................................................................56
   6.2      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS..........................................56
   6.3      VIOLATIONS...........................................................................................57
   6.4      GOVERNMENT RECEIVABLES...............................................................................57
   6.5      FIXED CHARGE COVERAGE RATIO; UNDRAWN AVAILABILITY....................................................57
   6.6      EXECUTION OF SUPPLEMENTAL INSTRUMENTS................................................................58
   6.7      PAYMENT OF INDEBTEDNESS..............................................................................58
   6.8      STANDARDS OF FINANCIAL STATEMENTS....................................................................58

VII.  NEGATIVE COVENANTS.........................................................................................58

   7.1      MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS................................................58
   7.2      CREATION OF LIENS....................................................................................60
   7.3      GUARANTEES...........................................................................................60
   7.4      INVESTMENTS..........................................................................................60
   7.5      LOANS................................................................................................61
   7.6      CAPITAL EXPENDITURES.................................................................................62
   7.7      DIVIDENDS............................................................................................62
   7.8      INDEBTEDNESS.........................................................................................62
   7.9      NATURE OF BUSINESS...................................................................................63
   7.10     TRANSACTIONS WITH AFFILIATES.........................................................................63
   7.11     LEASES...............................................................................................63
   7.12     SUBSIDIARIES.........................................................................................63
   7.13     FISCAL YEAR AND ACCOUNTING CHANGES...................................................................64
   7.14     AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS, CERTIFICATE OF ORGANIZATION,
            OPERATING AGREEMENT, ETC.............................................................................64
   7.15     COMPLIANCE WITH ERISA................................................................................64
   7.16     PREPAYMENT OF INDEBTEDNESS...........................................................................64
   7.17     AGGREGATE RESTRICTED PAYMENTS AND PERMITTED ACQUISITIONS LIMITATION..................................65

VIII. CONDITIONS PRECEDENT.......................................................................................66

   8.1      CONDITIONS TO INITIAL ADVANCES.......................................................................66
   8.2      CONDITIONS TO EACH ADVANCE...........................................................................69

IX.   INFORMATION AS TO LOAN PARTIES.............................................................................70

   9.1      DISCLOSURE OF MATERIAL MATTERS.......................................................................70
   9.2      SCHEDULES............................................................................................70
   9.3      LITIGATION...........................................................................................71
   9.4      MATERIAL OCCURRENCES.................................................................................71
   9.5      ANNUAL FINANCIAL STATEMENTS..........................................................................71
   9.6      QUARTERLY FINANCIAL STATEMENTS.......................................................................72
   9.7      OTHER REPORTS........................................................................................72
   9.8      ADDITIONAL INFORMATION...............................................................................72
   9.9      PROJECTED OPERATING BUDGET...........................................................................73
   9.10     NOTICE OF SUITS, ADVERSE EVENTS......................................................................73
   9.11     ERISA NOTICES AND REQUESTS...........................................................................73
   9.12     ADDITIONAL DOCUMENTS.................................................................................74

X.    EVENTS OF DEFAULT..........................................................................................74


XI.   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.................................................................77

   11.1     RIGHTS AND REMEDIES..................................................................................77
   11.2     RESERVED.............................................................................................78
   11.3     SETOFF...............................................................................................78
   11.4     RIGHTS AND REMEDIES NOT EXCLUSIVE....................................................................78
   11.5     ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT........................................................78



XII.  WAIVERS AND JUDICIAL PROCEEDINGS...........................................................................79

   12.1     WAIVER OF NOTICE.....................................................................................79
   12.2     DELAY................................................................................................79
   12.3     JURY WAIVER..........................................................................................79

XIII. EFFECTIVE DATE AND TERMINATION.............................................................................80

   13.1     TERM.................................................................................................80
   13.2     TERMINATION..........................................................................................80

XIV.  REGARDING AGENT............................................................................................80

   14.1     APPOINTMENT..........................................................................................80
   14.2     NATURE OF DUTIES.....................................................................................81
   14.3     LACK OF RELIANCE ON AGENT AND RESIGNATION............................................................81
   14.4     CERTAIN RIGHTS OF AGENT..............................................................................82
   14.5     RELIANCE.............................................................................................82
   14.6     NOTICE OF DEFAULT....................................................................................82
   14.7     INDEMNIFICATION......................................................................................83
   14.8     AGENT IN ITS INDIVIDUAL CAPACITY.....................................................................83
   14.9     DELIVERY OF DOCUMENTS................................................................................83
   14.10     BORROWERS' UNDERTAKING TO AGENT.....................................................................83

XV.   BORROWING AGENCY...........................................................................................84

   15.1     BORROWING AGENCY PROVISIONS..........................................................................84
   15.2     WAIVER OF SUBROGATION................................................................................84

XVI.  MISCELLANEOUS..............................................................................................85

   16.1     GOVERNING LAW........................................................................................85
   16.2     ENTIRE UNDERSTANDING.................................................................................85
   16.3     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS..................................................87
   16.4     APPLICATION OF PAYMENTS..............................................................................89
   16.5     INDEMNITY............................................................................................89
   16.6     NOTICE...............................................................................................90
   16.7     SURVIVAL.............................................................................................91
   16.8     SEVERABILITY.........................................................................................92
   16.9     EXPENSES.............................................................................................92
   16.10    INJUNCTIVE RELIEF....................................................................................92
   16.11    CONSEQUENTIAL DAMAGES................................................................................92
   16.12    CAPTIONS.............................................................................................92
   16.13    COUNTERPARTS; TELECOPIED SIGNATURES..................................................................93
   16.14    CONSTRUCTION.........................................................................................93
   16.15    CONFIDENTIALITY; SHARING INFORMATION.................................................................93
   16.16    TAX WITHHOLDING CLAUSE...............................................................................94
   16.17    PUBLICITY............................................................................................95

                     REVOLVING CREDIT AND SECURITY AGREEMENT


         Revolving Credit and Security Agreement, dated as of June 13, 2003, by and among Oregon Metallurgical Corporation, a corporation organized under the laws of the State of Oregon ("Oremet"), Allegheny Ludlum Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania ("ALC"), ATI Properties, Inc., a corporation organized under the laws of the State of Delaware ("ATIP"), TDY Industries, Inc., a corporation organized under the laws of the State of California ("TDY"), ALC Funding Corporation, a corporation organized under the laws of the State of Delaware ("ALC Funding"), Jessop Steel Company, a corporation organized under the laws of the Commonwealth of Pennsylvania ("Jessop") (Oremet, ALC, ATIP, TDY, ALC Funding and Jessop are each a "Borrower" and collectively the "Borrowers"), each of the Guarantors (as hereinafter defined), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC Bank, National Association ("PNC"), as administrative agent and collateral agent for the Lenders (PNC, in such capacity, the "Agent"), Congress Financial Corporation, Fleet Capital Corporation and GMAC Commercial Finance, LLC, as documentation agents for the Lenders (collectively, the "Documentation Agents") and PNC Capital Markets, Inc. and J. P. Morgan Securities, Inc., as co-lead arrangers and joint book runners (collectively, the "Co-Lead Arrangers").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Lenders, the Agent, the Documentation Agents and the Co-Lead Arrangers hereby agree as follows:

I. DEFINITIONS.

         1.1 Accounting Terms.

                  As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP.

         1.2 General Terms.

                  For purposes of this Agreement the following terms shall have the following meanings:

                  "AAC" shall mean AII Acquisition Corp., a Delaware corporation and its successors and assigns.

                  "Accountants" shall have the meaning set forth in Section 9.5 hereof.

                  "Account Control Agreement" shall mean the Notification and Control Agreement, dated of even date herewith, by and among ALC Funding, PNC Bank, Delaware, and Agent, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Adjusted EBITDA" shall mean for any fiscal period (a) the sum of (i) EBITDA (ii) minus any gain or plus any loss of any other Person accounted for on the equity method except to the extent of cash distributions received during such fiscal period, (iii) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, (iv) plus any non-cash pension expense and minus any non-cash pension income of ATI and its Subsidiaries on a consolidated basis resulting from the application of SFAS 87 and plus that portion of SFAS 106 expenses equal to the cash payments from the VEBA with respect to such fiscal period.

                  "Advances" shall mean and include the Revolving Advances and Letters of Credit.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Agent's Letter" shall mean the Agent's fee letter dated June 13, 2003, by and among the Borrowers and the Agent.

                  "Aggregate Consideration" shall mean with respect to any Permitted Acquisition the sum of (a) the cash paid by any Loan Party, directly or indirectly, to the seller in connection therewith, plus (b) common stock of ATI issued (valued at market price at the close of trading on the date of the definitive acquisition agreement pursuant to which the Permitted Acquisition is to be made) in connection with such Permitted Acquisition, plus (c) Indebtedness for Borrowed Money incurred or assumed by any Loan Party, whether in favor of the seller or otherwise and whether fixed or contingent, in connection with such Permitted Acquisition, plus (d) any Guaranty given or incurred by any Loan Party in connection therewith, and plus (e) any other consideration given or obligation incurred by any Loan Party in connection therewith.

                  "AIC" shall mean AII Investment Corp., a Delaware corporation and its successors and assigns.

                  "ALC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "ALC Funding" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Open Rate in effect on such day plus one-half of one percent (.50%) per annum.

                  "Applicable Base Rate Margin" shall have the meaning set forth in Section 3.1(b) hereof.

                  "Applicable Euro Dollar Rate Margin" shall have the meaning set forth in Section 3.1(b) hereof.

                  "Applicable Facility Fee Percentage" shall have the meaning set forth in Section 3.3 hereof.

                  "Applicable Letter of Credit Fee Percentage" shall have the meaning set forth in Section 3.2(a) hereof.

                  "Assignment of Account" shall mean the Pledge and Security Agreement, dated of even date herewith, by and between ALC Funding and the Agent, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "ATI" shall mean Allegheny Technologies Incorporated, a Delaware corporation and its successors and assigns.

                  "ATICH" shall mean ATI Canada Holdings, Inc., a Delaware corporation and its successors and assigns.

                  "ATI Funding" shall mean ATI Funding Corporation, a Delaware corporation and its successors and assigns.

                  "ATII" shall mean Allegheny Technologies International, Inc., a California corporation and its successors and assigns.

                  "ATIP" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Authority" shall have the meaning set forth in Section 4.18(d) hereof.

                  "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Account Agreements" shall mean, collectively, the Blocked Account Agreement and the Deposit Account Control Agreement in substantially the form of Exhibit B attached hereto and made a part hereof entered into by the Borrowers, as applicable, the Agent and the bank at which the applicable Blocked Account is located, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowers' Account" shall have the meaning set forth in
Section 2.7 hereof.

                  "Borrowing Agent" shall mean ALC.

                  "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A hereto.

                  "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                  "Capital Expenditures" shall mean any expenditure made or liability incurred which is, in accordance with GAAP, treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be.

                  "Cash Dominion Triggering Event" shall mean the Borrowers' Undrawn Availability is less than One Hundred Seventy-Five Million and 00/100 Dollars ($175,000,000.00) at which time the Borrowers shall comply with the terms of Section 4.15(d) and (h).

                  "Cash on Deposit" shall mean the aggregate cash balance in ALC Funding's account with PNC Bank, Delaware which is assigned to the Agent pursuant to the Assignment of Account.

                  "Cash on Deposit Advance Rate" shall have the meaning set forth in Section 2.1(a)(iii) hereof.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

                  "Change of Control" shall mean (i) any Person or group of Persons acting in concert (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) twenty percent (20%) or more of the issued and outstanding voting capital stock of ATI; or (ii) within the period of twelve (12) consecutive calendar months, individuals who are directors of ATI on the first (1st) day of such period, together with any new directors whose election or nomination for election by the equity holders of ATI was approved by a vote of at least a majority of the directors of ATI then still in office or whose election or nomination for election was previously so approved, shall cease to constitute a majority of the board of directors of ATI.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any Affiliates of a Loan Party.

                  "Closing Date" shall mean June 13, 2003 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                           (a)      all Receivables;

                           (b)      all General Intangibles;

                           (c)      all Inventory;

                           (d)      all Investment Property;

                           (e)      all Cash on Deposit;

                           (f) all of each Loan Party's right, title and
interest in and to (i) all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property, if any, in which any Loan Party may hereafter in writing grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;

                           (g) all of each Loan Party's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d),
(e) or (f) of this Paragraph; and

                           (h) all proceeds and products of (a), (b), (c), (d),
(e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds;

provided, however, that Collateral shall exclude in all cases (x) stock or other equity interest in any Subsidiaries of Loan Parties, (y) all Indebtedness of any Loan Party or any Subsidiary of a Loan Party owed to or held by a Loan Party and
(z) to the extent the terms of the Indebtedness of TDY to Lombard US Equipment Finance Corporation ("Lombard Finance") expressly prohibit TDY from granting a Lien to someone other than Lombard Finance on TDY's rights under the Third Amendment to and Restatement of Lease Purchase Agreement dated as of December 1, 2002, by and between TDY and Chester County, South Carolina (the "Chester County Lease Purchase Agreement"), all assets (including real estate and Equipment), General Intangibles and documents related thereto, all Receivables, chattel paper, General Intangibles arising out of the disposition of any of the foregoing, all right to receive return of any premiums for or proceeds of any insurance, condemnation award, indemnity or guaranty with respect to any of the foregoing, and all products and proceeds of the foregoing (the "Lombard Collateral"), such Lombard Collateral (to the extent it would otherwise be Collateral hereunder) shall not be deemed Collateral so long as such express prohibition is in effect.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Computation Date" shall have the meaning set forth in Section
2.13 hereof.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Contract Rate" shall mean, as of the date of determination, the then applicable interest rate on any Domestic Rate Loan or Eurodollar Rate Loan in accordance with Section 3.1(a) or 3.1(b), as the case may be.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
Section 2.15(a) hereof.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Dollar Equivalent" shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

                  "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                  "Earnings Before Interest and Taxes" shall mean for any fiscal period the sum of (i) net income (or loss) of ATI and its Subsidiaries on a consolidated basis for such period (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) all net interest expense of ATI and its Subsidiaries on a consolidated basis for such period, (iii) plus all charges against or minus credits to income of ATI and its Subsidiaries on a consolidated basis for such period for federal, state and local taxes.

                  "EBITDA" shall mean for any fiscal period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses of ATI and its Subsidiaries for such period, plus (iii) amortization expenses of ATI and its Subsidiaries for such period.

                  "EI" shall mean Environmental, Inc., a California corporation and its successors and assigns.

                  "Eligible Inventory" shall mean and include with respect to each Borrower, Inventory, including work in process (unless otherwise deemed ineligible by Agent), of each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole and reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

In addition, no Inventory of any Borrower shall be Eligible Inventory if it:

                           (a) is not owned by such Borrower free and clear of
all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and other Permitted Encumbrances (subject to reserves established by Agent in accordance with the terms of this Agreement);

                           (b) (i) is not located on premises owned, leased or
rented by such Borrower and set forth in Schedule 4.5 (as such Schedule may be updated from time to time), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto or unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) reserves reasonably satisfactory to Agent have been established by Agent with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory warehouseman waiver or a reasonably satisfactory, acknowledged bailee letter has been received by Agent or reserves reasonably satisfactory to Agent have been established by Agent with respect thereto, or (iv) is located at a location owned by a Borrower that is subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent;

                           (c) is in transit unless such otherwise Eligible
Inventory is in transit from a domestic location owned by a Borrower or a domestic location identified on Schedule 8.1(t) (as such Schedule may be updated from time to time) to a domestic location owned by a Borrower or a location identified on Schedule 8.1(t) (as such Schedule may be updated from time to time);

                           (d) is covered by a negotiable document of title,
unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                           (e) is placed on consignment (or is being held
pursuant to a consignment agreement);

                           (f) is excess, obsolete, unsalable, shopworn,
seconds, damaged or unfit for sale;

                           (g) consists of display items or packing or shipping
materials, manufacturing supplies or replacement parts;

                           (h) is not of a type held for sale in the ordinary
course of such Borrower's business;

                           (i) breaches any of the representations or warranties
pertaining to Inventory of such Borrower set forth in this Agreement or in any of the Other Documents;

                           (j) consists of any costs associated with
"freight-in" charges;

                           (k) consists of any gross profit mark-up in
connection with the sale and distribution thereof to any division of any Borrower or to any Affiliate of such Borrower;

                           (l) consists of Hazardous Substances or goods that
can be transported or sold only with licenses that are not readily available;

                           (m) is not covered by casualty insurance as required
by terms of this Agreement reasonably acceptable to Agent;

                           (n) was produced in violation of the Fair Labor
Standards Act and subject to the "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); or

                           (o) is not otherwise satisfactory to Agent as
determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole and reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable of a Borrower shall be an Eligible Receivable if:

                           (a) it arises out of a sale made by any Borrower to
an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                           (b) it is due or unpaid more than sixty (60) days
after the original due date or more than one hundred twenty (120) days after the original invoice date;

                           (c) fifty percent (50%) or more of the Receivables
from such Customer are not deemed Eligible Receivables hereunder;

                           (d) any covenant, representation or warranty
contained in this Agreement with respect to such Receivable has been breached;

                           (e) the Customer shall (i) apply for, suffer, or
consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                           (f) the sale is to a Customer outside the continental
United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                           (g) the sale to the Customer is on a bill-and-hold,
guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                           (h) Agent believes, in its sole reasonable judgment,
that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                           (i) the Customer is the United States of America, any
state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et -- seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable laws and has complied --- -- --- with
Section 6.4 hereof;

                           (j) the goods giving rise to such Receivable have not
been shipped to the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower or the Receivable otherwise does not represent a final sale;

                           (k) the Receivables of the Customer exceed a credit
limit determined by Agent, in its sole reasonable discretion, to the extent such Receivables exceed such limit;

                           (l) the Receivable is subject to any offset,
deduction, defense, dispute, or counterclaim, or is owed by a Customer that is also a creditor or supplier of a Borrower (but only to the extent of such Borrower's obligations to such Customer from time to time) or the Receivable is contingent in any respect or for any reason;

                           (m) the applicable Borrower has made any agreement
with any Customer for any deduction therefrom (but only to the extent of such deduction therefrom), except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                           (n) any return, rejection or repossession of the
merchandise has occurred or the rendition of services has been disputed;

                           (o) such Receivable is not payable to a Borrower; or

                           (p) such Receivable is not otherwise satisfactory to
Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.18(d) hereof.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations and orders of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equivalent Amount" shall mean, at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Agent's spot selling rate (based on the market rates then prevailing and available to the Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

                  "Equivalent Currency" shall have the meaning assigned to such term in the definition of Equivalent Amount.

                  "Equipment" shall mean and include as to each Loan Party all of such Loan Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Euro" shall mean the European common currency pursuant to the European monetary union.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by
PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

       Average of London interbank offered rates quoted by BBA as shown on
          Eurodollar Rate = Dow Jones Markets Service display page 3750 or appropriate successor
                            --------------------------------------------
                                    1.00 - Reserve Percentage

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Federal Funds Open Rate" shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                  "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) Adjusted EBITDA minus Capital Expenditures that were not specifically funded by Indebtedness (other than a Revolving Advance) of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus cash tax refunds received by ATI and its Subsidiaries on a consolidated basis with respect to such period, minus cash taxes due and owing or paid of ATI and its Subsidiaries on a consolidated basis with respect to such period to (b) Fixed Charges.

                  "Fixed Charges" shall mean, with respect to any fiscal period, the sum of (a) interest expense of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (b) scheduled principal payments on Indebtedness of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (c) cash dividends and distributions paid and funds applied of ATI and its Subsidiaries on a consolidated basis with respect to such period as permitted by Section 7.7 hereof, plus (d) the amount by which the total amount of cash contributed to the Pension Plans or any Plan exceeds the amount of cash contributions to such Pension Plans or Plan that were expensed of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (e) Restricted Payments of the Loan Parties with respect to such period.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include as to each Loan Party all of such Loan Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, United States patents and patent applications, United States trademarks, United States service marks, goodwill associated with such United States marks, United States copyrights, whether registered or unregistered, United States patent and trademark licenses, customer lists, tax refunds, tax refund claims, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guarantor" shall mean ATI, ATI Funding, TDYH, IHM, Rome, TIO, Titanium Wire, ATICH, ATII, AAC, AIC and EI and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

                  "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.18(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Hedging Contracts" shall mean currency swap agreements, energy and raw material swap agreements and futures agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, option agreements or any other similar hedging agreements or arrangements entered into by a Loan Party in the ordinary course of business and not for speculative purposes.

                  "Hedging Obligations" shall mean all liabilities of a Loan Party under Hedging Contracts.

                  "IHM" shall mean International Hearth Melting, LLC, an Oregon limited liability company and its successors and assigns.

                  "Incentive Pricing Effective Date" shall have the meaning set forth in Section 3.1(b) hereof.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all Hedging Obligations, indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Indebtedness for Borrowed Money" shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute of contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any Letter of Credit or Hedging Contract, or
(iv) obligations with respect to capitalized leases.

                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Intellectual Property Security Agreement" shall mean the Patent and Trademark Security Agreement, dated of even date herewith, made by ATIP for the benefit of the Agent, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "ISP" shall have the meaning set forth in Section 2.9(b) hereof.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) hereof.

                  "Inventory" shall mean and include as to each Loan Party all of such Loan Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(ii) hereof.

                  "Investment Property" shall mean and include as to each Loan Party, all of such Loan Party's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

                  "Issuer" shall mean any Person who issues a Letter of Credit pursuant to the terms hereof.

                  "Jessop" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Lender Hedging Obligations" shall mean Hedging Obligations of a Borrower or ATI owing to any Person that was a Lender or an Affiliate of the Lender on the trade date for any such Hedging Obligation, or an assignee of such Person; provided that such Hedging Obligation is entered into in the ordinary course of business of such Borrower or ATI and not for speculative purposes and is reported by the Borrowing Agent to the Agent and the Lenders on each Borrowing Base Certificate delivered hereunder.

                  "Letter of Credit Application" shall have the meaning set forth in Section 2.9(a) hereof.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2 hereof.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.8 hereof.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Loan Party" or "Loan Parties" shall mean, singularly or collectively, as the context may require, each Borrower and each Guarantor.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets or business of the Loan Parties, taken as a whole, (b) the Loan Parties' (taken as a whole) ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or, subject to Permitted Encumbrances, the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Revolving Advance Amount" shall mean Three Hundred Twenty-Five Million and 00/100 Dollars ($325,000,000.00).

                  "Monthly Advances" shall have the meaning set forth in Section 3.1(a) hereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Orderly Liquidation Value" means with regard to any Inventory, the net proceeds that could be expected from an orderly liquidation sale of such Inventory, after all expenses, professionally managed, with the seller obligated to sell over a defined period not to exceed twenty (20) weeks from the commencement of such sale, assuming that (a) the Borrowers' facilities are in limited operation, utilizing select current employees of the Borrowers, for the purpose of liquidating the Inventory, (b) the Inventory would be disposed of on a piecemeal basis or through appropriate groupings, under a scenario whereby the purchasers are buying "as is, where is" for cash or cash equivalent, (c) the terms are sold on a Free On Board ("FOB") warehouse basis, and (d) taking into consideration current economic trends, condition, location and marketability.

                  "Note" shall mean each Revolving Credit Note and "Notes" shall collectively mean all of the Revolving Credit Notes.

                  "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties (absolute, contingent, matured or unmatured) owing by Loan Parties to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any Hedging Contract or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Loan Party's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Loan Party and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Loan Party to Agent or Lenders to perform acts or refrain from taking any action.

                  "Optional Currency" shall mean any of the Euro or Swiss francs and any other currency approved by the Agent and the Lenders pursuant to Section
2.13 hereof.

                  "Original Currency" shall have the meaning set forth in
Section 2.17 hereof.

                  "Other Currency" shall have the meaning set forth in Section
2.17 hereof.

                  "Oremet" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Other Documents" shall mean the Revolving Credit Notes, the Questionnaire, the Intellectual Property Security Agreement, the Assignment of Account, the Account Control Agreement, the Waivers, any Guaranty, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plans" shall mean, singularly or collectively, as the context may require, the Pension Plans listed on Schedule 1.2(a), as amended, modified or supplemented from time to time.

                  "Permitted Acquisitions" shall mean as set forth in Section
7.1 hereof.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Loan Parties; provided, that, such Liens shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance or general liability or product liability insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party's business; (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Loan Party's business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Loan Parties and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (g) easements, rights of way, restrictions, leases and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use of such Real Property or the value thereof, and none of which is violated in any material respect by existing or supporting structures or land use; (h) Liens consisting of pledges of government securities or not more than One Hundred Million and 00/100 Dollars ($100,000,000.00) of cash collateral to secure obligations under Hedging Contracts entered into in the ordinary course of business; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Loan Party to provide collateral to the depository institution; (j) Liens on assets (other than Collateral) acquired in connection with a Permitted Acquisition, provided that such Liens extend only to the assets acquired in such Permitted Acquisition; (k) judgment liens which do not constitute an Event of Default under Section 10.7; and (l) Liens disclosed on Schedule 1.2 provided that, except as set forth on Schedule 1.2, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government

(whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "PNC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Priority Lender Hedging Obligations" shall mean all Lender Hedging Obligations the aggregate mark to market value of which does not exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00) as reported by the Borrowing Agent to the Agent on each Borrowing Base Certificate delivered hereunder.

                  "Projections" shall have the meaning set forth in Section 5.5(a) hereof.

                  "Purchasing Lender" shall have the meaning set forth in
Section 16.3 hereof.

                  "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by the Loan Parties and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all real property, both owned and leased, of the Loan Parties.

                  "Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                  "Reference Currency" shall have the meaning assigned to such term in the definition of Equivalent Amount.

                  "Regulations" shall have the meaning set forth in Section
16.16 hereof.

                  "Releases" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding fifty-one percent (51%) of the Commitment Percentages.

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

                  "Restricted Payments" shall mean (a) investments made by any Loan Party in accordance with Section 7.4(h), (b) loans and advances made by any Loan Party in accordance with Section 7.5(d) that have not been repaid within ninety (90) days of the date made, (c) prepayments, repurchases, redemptions, retirements or acquisitions made by ATI in accordance with Section 7.16(c), and
(d) prepayments, repurchases, redemptions, retirements or acquisitions made by ALC in accordance with Section 7.16(d).

                  "Revolving Advances" shall mean Advances made other than Letters of Credit.

                  "Revolving Credit Note" or "Revolving Credit Notes" shall mean, singularly or collectively, as the context may require, the promissory notes referred to in Section 2.1(a) hereof.

                  "Rome" shall mean Rome Metals, Inc., an Oregon corporation and its successors and assigns.

                  "Second Priority Lender Hedging Obligations" shall mean all Lender Hedging Obligations other than Priority Lender Hedging Obligations; provided that at the time a Hedging Contract (with respect to which the Lender Hedging Obligations arising therefrom cause the aggregate mark to market value of all Lender Hedging Obligations to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00)) is executed, the Borrowing Agent shall have specified in writing to the Agent that after giving effect to such Lender Hedging Obligations, the aggregate mark to market value of all Lender Hedging Obligations as of such date will exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00) and the parties to such Hedging Contract shall have expressly agreed that the Lender Hedging Obligations arising therefrom shall constitute Second Priority Lender Hedging Obligations under this Agreement. Such Second Priority Lender Hedging Obligations shall remain Second Priority Lender Hedging Obligations until the Borrowing Agent shall have delivered written notice to the Agent designating such Second Priority Lender Hedging Obligations as Priority Lender Hedging Obligations, and the Agent shall have approved such redesignation, which written notice shall include a list of all Priority Lender Hedging Obligations, the aggregate mark to market value of which shall not exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00).

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "TDY" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "TDYH" shall mean TDY Holdings, LLC, a Delaware limited liability company and its successors and assigns.

                  "Term" shall have the meaning set forth in Section 13.1 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan subject to Title IV of ERISA or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan subject to Title IV of ERISA or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "TIO" shall mean TI Oregon, Inc., an Oregon corporation and its successors and assigns.

                  "Titanium Wire" shall mean Titanium Wire Corporation, a Pennsylvania corporation and its successors and assigns.

                  "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                  "UCP" shall have the meaning set forth in Section 2.9(b) hereof.

                  "Undrawn Availability" shall mean an amount equal to the lesser of (1) (a) the lesser of (i) the Formula Amount plus the aggregate Dollar Equivalent amount of outstanding Letters of Credit minus all Cash on Deposit or
(ii) the Maximum Revolving Advance Amount, minus (b) the sum of (w) the outstanding amount of Revolving Advances plus (x) the Dollar Equivalent amount of outstanding Letters of Credit plus (y) all amounts due and owing to Borrowers' trade creditors which are outstanding sixty (60) days or more beyond the due date, plus (z) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account, plus (c) all Cash on Deposit or (2) the Maximum Revolving Advance Amount.

                  "VEBA" shall mean, for purposes of this Agreement, the Allegheny Ludlum Corporation Bargaining Unit, Voluntary Employee's Benefit Trust.

                  "Waivers" shall mean, collectively, any and all Landlord's Waivers, Warehouseman's Waivers, Creditor's Waivers, Landlord's Waiver and Agreements, and Processing Facility Waivers, executed and delivered in connection with this Agreement, in form and substance satisfactory to the Agent, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

         1.3 Uniform Commercial Code Terms.

                  All terms used herein and defined in the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

         1.4 Certain Matters of Construction.


                  The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II. ADVANCES, PAYMENTS.

         2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Dollar Equivalent amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                           (i) up to eighty-five percent (85%), subject to the
provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                           (ii) up to the lesser of (A) sixty-five percent (65%)
of the value of Eligible Inventory subject to the provisions of Section 2.1(b) hereof or (B) eighty-five percent (85%) of the Net Orderly Liquidation Value (expressed as a percentage of cost) of Eligible Inventory subject to the provisions of Section 2.1(b) hereof (the lesser of (A) and (B) above is the "Inventory Advance Rate") or (C) Two Hundred Million and 00/100 Dollars ($200,000,000.00) in the aggregate at any one time, plus

                           (iii) one hundred percent (100%), subject to the
provisions of Section 2.1(b) hereof ("Cash on Deposit Advance Rate"), of Cash on Deposit (the Receivables Advance Rate, the Inventory Advance Rate and the Cash on Deposit Advance Rate shall be referred to collectively, as the "Advance Rates"), minus

                           (iv) the aggregate Dollar Equivalent amount of
outstanding Letters of Credit, minus

                           (v) the aggregate mark to market value of the
Priority Lender Hedging Obligations, minus

                           (vi) such reserves as Agent may reasonably deem
proper and necessary from time to time.

         The amount derived from the sum of Sections 2.1(a)(y)(i), (ii) and
(iii) minus the sum of Section 2.1 (a)(y)(iv), (v) and (vi) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) Discretionary Rights. Subject to Section 16.2(b)(vii), the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent. Agent shall give Borrowing Agent fifteen (15) Business Days prior written notice of its intention to decrease the Advance Rates.

         2.2 Procedure for Borrowing Advances.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. (Pittsburgh, Pennsylvania time) on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall notify Agent in writing no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) at least three (3) Business Days' prior to the date of such proposed borrowing, specifying (i) the date of the proposed borrowing (which shall be a Business
Day), (ii) the type of borrowing and the amount of such Revolving Advance to be borrowed, which amount shall be in a minimum amount of Five Million and 00/100 Dollars ($5,000,000.00) and in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one
(1), two (2), three (3) or six (6) months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

                  The Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (e) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

                  (f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent demonstrable error.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3 Disbursement of Advance Proceeds.

                  All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4 Maximum Advances.

                  The aggregate balance of outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.5 Repayment of Advances.


                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                  (b) To the extent that Collateral of the Borrowers is required to be deposited into Blocked Accounts or Depository Accounts pursuant to Section 4.15(h) hereof, each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (Pittsburgh, Pennsylvania time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.6 Repayment of Excess Advances.

                  The aggregate balance of outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding at any time in excess of the maximum amount of such Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.7 Statement of Account.

                  Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers (and, with respect to Letters of Credit only, ATI) during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of demonstrable error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent demonstrable error of the amounts of Advances (including the Dollar Equivalent amount of Letters of Credit outstanding, as applicable) and other charges thereto and of payments applicable thereto.

         2.8 Letters of Credit.


                  Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower or ATI; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face Dollar Equivalent amount of such Letters of Credit would then cause the sum of
(i) the outstanding Revolving Advances plus (ii) the outstanding Dollar Equivalent amount of Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of the Dollar Equivalent amount of Letters of Credit outstanding shall not exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans (in Dollars) consisting of Revolving Advances and shall bear interest at the applicable Contract Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

         2.9 Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of any Borrower or ATI, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) at least five (5) Business Days' prior to the date of such proposed issuance. Borrowing Agent, on behalf of Borrowers and ATI, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other forms of written demand for payment or, acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (ii) have an expiry date not later than the last day of the Term, and (iii) at the direction of the Borrowing Agent, be denominated in either Dollars or an Optional Currency. Each trade letter of credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the Issuer (the "UCP"). Each standby Letter of Credit shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication 590 and any amendments or revisions thereof adhered to by the Issuer (the "ISP") or the UCP, as determined by the Issuer. Each Letter of Credit shall be governed, to the extent not inconsistent with the UCP or the ISP, as applicable, by the laws of the Commonwealth of Pennsylvania (provided, however, upon the request of the Borrowing Agent and the consent of the Issuer, a Letter of Credit may be governed by the laws of a state other than Pennsylvania).

                  (c) Agent shall notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder within a reasonable time after receiving such request.

                  (d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrowing Agent will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower or ATI not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower or ATI,
(iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, or (iv) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of
Section 13 of the Federal Reserve Act, as amended.

         2.10 Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit, Borrowers and ATI shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower or ATI. Borrowers and ATI shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's or ATI's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower or ATI as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower and ATI hereby appoints Agent, or its designee, as its attorney, with full power and authority upon the occurrence and during the continuance of an Event of Default or Default, (i) to sign and/or endorse such Borrower's or ATI's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's or ATI's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or ATI or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower or ATI for such purpose; and (iv) to complete in such Borrower's or ATI's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate Dollar Equivalent amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's reasonable unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable

Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.11 Additional Payments.

                  Any sums reasonably expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.12 Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., Pittsburgh, Pennsylvania time, in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.12(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., Pittsburgh, Pennsylvania time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii) Each Lender shall be entitled to earn interest
at the applicable Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of demonstrable error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of demonstrable error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.13 Periodic Computations of Dollar Equivalent Amounts of Outstanding Letters of Credit; Requests for Additional Optional Currencies.

                  The Agent will determine the Dollar Equivalent amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested date of issuance, as the case may be, and (ii) outstanding Letters of Credit denominated in an Optional Currency as of the last Business Day of each month, (each such date under clauses (i) and (ii), a "Computation Date"). The Borrowing Agent may deliver to the Agent a written request that Letters of Credit to be issued hereunder be permitted to be issued in any other lawful currency (other than Dollars), in addition to the currency specified in the definition of "Optional Currency" herein provided that such currency must be freely convertible into Dollars. The Agent will promptly notify the

Lenders of any such request. The Agent and each Lender may grant or accept such request in their sole discretion. The Agent will promptly notify the Borrowing Agent of the acceptance or rejection by the Agent and each of the Lenders of the Borrowing Agent's request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and all of the Lenders approve the Borrowing Agent's request.

         2.14 Use of Proceeds.

                  Borrowers shall apply the proceeds of Advances (i) to repay Indebtedness, if any, (ii) to pay fees and expenses relating to the transaction contemplated by this Agreement, (iii) for general corporate purposes and (iv) to provide for working capital needs.

         2.15 Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement (provided that such reinstatement as a "Lender" shall be without prejudice to any claims that Borrowers may have against the Defaulting Lender as a result of its default).

         2.16 Currency Fluctuations.

                  If on any Computation Date the aggregate balance of outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding is in excess of the maximum amount of such Advances permitted hereunder as a result of a change in exchange rates between the Optional Currency and Dollars, then the Agent shall notify the Borrowing Agent of the same. The Borrowers shall pay or prepay the Revolving Advances (subject to Borrowers' indemnity obligations hereunder) within one (1) Business Day after receiving such notice such that the aggregate balance of outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding shall not exceed the maximum amount of such Advances permitted hereunder after giving effect to such payments or prepayments.

         2.17 Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

III. INTEREST AND FEES.

         3.1 Interest.

                  (a) Interest on Advances shall be payable in arrears on the first (1st) day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances"). On the Closing Date through the day immediately preceding the first
(1st) Incentive Pricing Effective Date, (x) Domestic Rate Loans shall bear interest for each day at a rate per annum equal to the Alternate Base Rate and
(y) Eurodollar Rate Loans shall bear interest for each applicable Interest Period at a rate per annum equal to the Eurodollar Rate plus two and one quarter of one percent (2.25%).

                  (b) Subject to the terms and conditions of this Agreement, during each calendar month of the Borrowers, in accordance with Section 9.2 hereof, the Borrowing Agent shall submit to the Agent a Borrowing Base Certificate as of the last day of the prior calendar month. Upon receipt of the Borrowing Base Certificate by the Agent as of June 30, 2003 and as of the last day of each calendar month thereafter, the Borrowers' daily average Undrawn Availability shall be calculated for the calendar month then ending. From the first (1st) day of the first (1st) full calendar month following the Agent's receipt of such Borrowing Base Certificate (the "Incentive Pricing Effective Date") until the next Incentive Pricing Effective Date, (x) Domestic Rate Loans shall bear interest for each day at a rate per annum equal to the Alternate Base Rate plus the applicable margin determined by reference to the Borrowers' Undrawn Availability (the "Applicable Base Rate Margin") set forth below and (y) Eurodollar Rate Loans shall bear interest during each applicable Interest Period at a rate per annum equal to the Eurodollar Rate plus the applicable margin determined by reference to the Borrowers' Undrawn Availability (the "Applicable Eurodollar Rate Margin") set forth below:

   ------------------------------------------------------------------------------------------------------------
     Tier        Undrawn Availability        Applicable      Applicable   Applicable Letter     Applicable
                    (in Millions)         Eurodollar Rate     Base Rate     of Credit Fee      Facility Fee
                                               Margin          Margin         Percentage        Percentage
   ------------------------------------------------------------------------------------------------------------
       I                > $175                 2.25%             0%             2.25%              0.50%
                        -
   ------------------------------------------------------------------------------------------------------------
      II            > $125 < $175              2.50%           0.25%            2.50%              0.50%
                    -
   ------------------------------------------------------------------------------------------------------------
      III            > $75 < $125              2.75%           0.50%            2.75%             0.375%
                     -
   ------------------------------------------------------------------------------------------------------------
      IV                < $75                  3.00%           0.75%            3.00%              0.25%
   ------------------------------------------------------------------------------------------------------------


                  (c) Subject to the terms and conditions of this Agreement, in the event that the Borrowers fail to timely deliver the Borrowing Base Certificate in accordance with Section 9.2 hereof, the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin and the Applicable Letter of Credit Fee Percentage shall be the amount corresponding to Tier IV until the delivery of such Borrowing Base Certificate. In addition, subject to the terms and conditions of this Agreement, in the event that the Borrowers fail to timely deliver the Borrowing Base Certificate in accordance with Section 9.2 hereof, the Applicable Facility Fee Percentage shall be the amount corresponding to Tier I until the delivery of such Borrowing Base Certificate.

                  (d) Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

         3.2 Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face Dollar Equivalent amount of each outstanding Letter of Credit multiplied by the applicable percentage per annum determined by reference to the Borrowers' Undrawn Availability as set forth in Section 3.1(b) hereof (the "Applicable Letter of Credit Fee Percentage"), such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term and (y) to the Issuer, for its own account, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face Dollar Equivalent amount of each outstanding Letter of Credit multiplied by one eighth of one percent (.125%) per annum, such fees to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable quarterly in arrears on the first (1st) day of each calendar quarter and on the last day of the Term and (z) to the Issuer, for its own account, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  Immediately upon the request of the Agent after the occurrence and during the continuance of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Dollar Equivalent amount of Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. So long as such Default or Event of Default is continuing, no Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3 Facility Fee.

                  If, for any fiscal quarter during the Term, the average daily unpaid balance of the Revolving Advances for each day of such fiscal quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate per annum equal to the applicable percentage determined by reference to the Borrowers' Undrawn Availability as set forth in Section 3.1(b) hereof (the "Applicable Facility Fee Percentage") multiplied by the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance, such fees shall be payable to the Agent in arrears on the first (1st) day of each fiscal quarter after the date hereof until the termination hereof and on the earlier of (i) such termination date or (ii) the last day of the Term.

         3.4 Reserved.

         3.5 Computation of Interest and Fees.

                  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

         3.6 Maximum Charges.

                  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7 Increased Costs.

                  In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent demonstrable error.

         3.8 Basis For Determining Interest Rate Inadequate or Unfair.

                  In the event that Agent or any Lender shall have determined that:

                           (a) reasonable means do not exist for ascertaining
the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

                           (b) Dollar deposits in the relevant amount and for
the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9 Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent demonstrable error.

         3.10 Other Considerations.

                  The obligations of Borrowers in Sections 3.7 and 3.9 hereof, are subject to the following: (a) no Lender shall enforce these provisions solely against Borrowers or against a few of such Lender's customers without in each case generally enforcing these (or similar provisions in other contracts) (provided that, anything herein to the contrary notwithstanding, no Lender shall be required to disclose to Borrowers the identity of, or the nature of the Lender's relationship with, any other of such Lender's customers) and (b) each Lender shall designate a different lending office if such designation will avoid the need for, or materially reduce the amount of, such compensation, costs or chargers and will not be otherwise materially disadvantageous to such Lender; and (c) any charges, costs or compensation charged to any Lender pursuant to such sections must be directly attributable to the Revolving Advances.

IV. COLLATERAL: GENERAL TERMS.

         4.1 Security Interest in the Collateral.

                  To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Loan Party shall promptly provide Agent with written notice of all commercial tort claims for which the amount of damages sought exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00), such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Loan Party shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

         4.2 Perfection of Security Interest.

                  Each Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain applicable Waivers, as Agent may reasonably request (provided that the Loan Parties shall not be required to obtain Waivers for those locations of Loan Parties identified on Schedule 8.1(t) at which less than Fifty Thousand and 00/100 Dollars ($50,000.00) of Collateral is located), (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent as required hereunder, and (v) executing and delivering financing statements, control agreements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest in Collateral under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of a Loan Party in accordance with the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent. All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3 Disposition of Collateral.

                  Each Loan Party will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except as otherwise permitted under this Agreement. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, each Loan Party shall have the right to take all steps with respect to any commercial tort claim which such Loan Party shall in its reasonable discretion deem advisable, including termination or settlement of any such commercial tort claim.

         4.4 Preservation of Collateral.

                  Following the occurrence and during the continuation of a Default or Event of Default in addition to the rights and remedies set forth in
Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and
(e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Loan Party's owned or leased property. Each Loan Party shall cooperate fully with all of Agent's efforts to preserve the Collateral as permitted in the foregoing sentence and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral in accordance with the foregoing, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5 Ownership of Collateral.

                  With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party's Inventory shall be located as set forth on Schedule 4.5 (as such Schedule may be updated from time to time) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and with respect to Inventory in transit from one location identified on Schedule 4.5 (as such Schedule may be updated from time to time) to another location identified on Schedule 4.5.

         4.6 Defense of Agent's and Lenders' Interests.

                  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever, except against holders of Permitted Liens that have a perfected security interest with priority over the Agent's. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. After the occurrence and during the continuance of a Default or an Event of Default, each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7 Books and Records.

                  Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Loan Parties.

         4.8 Financial Disclosure.

                  Upon the Loan Parties prior consent if no Default or Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld, delayed or conditioned, and at any time after the occurrence and during the continuance of a Default or Event of Default, each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term and promptly after the request of the Agent to exhibit and deliver to Agent and each Lender copies of any Loan Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party's financial status and business operations. In accordance with and subject to the foregoing, each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

         4.9 Compliance with Laws.

                  Each Loan Party shall comply with all laws, acts, rules, regulations and orders of any Governmental Body with jurisdiction over it or its respective Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of the Loan Parties at all times shall be maintained in accordance with the material requirements of all insurance carriers which provide insurance with respect to the assets of the Loan Parties so that such insurance shall remain in full force and effect.

         4.10 Inspection of Premises.

                  At all reasonable times after providing reasonable advance notice to the Loan Parties (at least once per year and such additional times as the Agent deems necessary), Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business. After providing reasonable advance notice to the Loan Parties, Agent and its agents may enter upon any of each Loan Party's premises at any time during business hours and at any other reasonable time, and from time to time (at least once per year and such additional times as the Agent deems necessary), for the purpose of inspecting and appraising the Collateral and any and all records pertaining thereto and the operation of such Loan Party's business. In addition to the foregoing, the Lenders shall have the same rights as the Agent under this
Section 4.10 provided that all such audits, inspections and appraisals conducted by the Lenders shall be at their sole cost and expense. Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, such audits, inspections and appraisals may be conducted at any time and from time to time and neither the Agent nor the Lenders shall be required to provide advance notice to the Loan Parties with respect to conducting such audits, inspections and appraisals.

         4.11 Insurance.

                  Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party's own cost and expense in amounts and with carriers acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others;
(d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. All loss recoveries with respect to Collateral received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus with respect to Collateral shall be paid by Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Agent, on demand. Any loss recoveries not relating to items of Collateral shall be paid by Agent to Loan Parties. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Loan Parties insurance proceeds with respect to Collateral received by Agent during any calendar year under insurance policies procured and maintained by Loan Parties which insure Loan Parties' insurable Collateral to the extent such insurance proceeds do not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate during such calendar year or Five Million and 00/100 Dollars ($5,000,000.00) per occurrence. In the event the amount of insurance proceeds with respect to Collateral received by Agent for any occurrence exceeds Five Million and 00/100 Dollars ($5,000,000.00), then Agent shall not be obligated to remit the insurance proceeds to Loan Parties unless Loan Parties shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured

Collateral which was the subject of the insurable loss. In the event the Loan Parties have previously received (or, after giving effect to any proposed remittance by Agent to the Loan Parties would receive) insurance proceeds with respect to Collateral which equal or exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to the Loan Parties upon the Loan Parties providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the Loan Parties to repair, replace, restore or reuse the insured Collateral which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred and be continuing, and (y) the Loan Parties shall use the insurance proceeds with respect to Collateral to repair, replace, restore or reuse the insured Collateral which was the subject of the insurable loss and for no other purpose.

         4.12 Failure to Pay Insurance.

                  If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13 Payment of Taxes.

                  Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except those taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to the Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until the Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14 Payment of Leasehold Obligations.

                  Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, except those rental obligations to the extent that any Loan Party has contested or disputed those rental obligations in good faith by expeditious protest provided that sufficient reserves are established with respect thereto to the reasonable satisfaction of Agent, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so, except to the extent that such failure to comply would not be reasonably likely to have a Material Adverse Effect.

         4.15 Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

                  (b) Solvency of Customers. Each Customer, to the Loan Party's actual knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover the uncollectible portion.

                  (c) Locations of Loan Parties. Each Loan Party's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto (as such Schedule shall be updated from time to time). Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Upon the occurrence of a Cash Dominion Triggering Event, until any Loan Party's authority to do so is terminated by Agent in accordance with the terms of this Agreement (which notice Agent may give at any time following the occurrence of an Event of Default or a Default), each Loan Party will, at such Loan Party's cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts due on Receivables, and shall not commingle such collections with any Loan Party's funds or use the same except to pay Obligations. Upon the occurrence of a Cash Dominion Triggering Event, each Borrower shall deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (f) Power of Agent to Act on Loan Parties' Behalf. Agent shall have the right, at any time after the occurrence and during the continuance of a Default or an Event of Default, to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power at any time after the occurrence and during the continuance of an Event of Default or Default (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Loan Parties' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default which is continuing, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom unless such liability arises from Agent's or any Lender's willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. Following the occurrence of an Event of

Default or Default which is continuing, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. Upon the occurrence of a Cash Dominion Triggering Event, all proceeds of Collateral of the Borrowers shall be deposited by Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to a Blocked Account Agreement. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence of a Cash Dominion Triggering Event, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) Suspension of Cash Dominion. Notwithstanding anything that may be contained herein to the contrary, so long as (a) no Default or Event of Default has occurred and is continuing, (b) the Borrowers' daily average Undrawn Availability for the most recently ended six (6) consecutive calendar months has been greater than or equal to Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000.00), (c) the proforma Fixed Charge Coverage Ratio (for ATI and its Subsidiaries on a consolidated basis) for the period equal to the four (4) consecutive fiscal quarters most recently ended is not less than 1.0 to 1.0, and
(d) not more than one Cash Dominion Triggering Event has occurred hereunder, upon a written request received by the Agent from the Borrowing Agent certifying that the above items (a) through (d) have occurred and requesting that (i) the requirements of Sections 4.15(d) and 4.15(h) be suspended until the next Cash Dominion Triggering Event occurs and (ii) the existing Blocked Account Agreements be terminated, the Agent shall terminate the existing Blocked Account Agreements and shall provide written notice to the Borrowing Agent that the requirements of Sections 4.15(d) and 4.15(h) will be suspended until the next Cash Dominion Triggering Event; provided, however, that the Agent shall have received, prior to the termination of the requirements of cash dominion hereunder, duly executed new Blocked Account Agreements establishing Blocked Accounts or Depository Accounts, as the case may be, with financial institutions acceptable to the Agent for the collection or servicing of the Receivables and proceeds of the Collateral and such agreements shall be satisfactory to the Agent in its sole reasonable discretion and be held in escrow until the occurrence of the next Cash Dominion Triggering Event.

                  (j) Adjustments. No Loan Party will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business or industry of such Loan Party.

         4.16 Maintenance of Equipment.

                  The Equipment shall be maintained in good operating condition and repair in substantial accordance with industry standards (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made, provided that no Loan Party shall have any obligation to maintain, replace or repair Equipment that is not reasonably deemed by such Loan Party to be necessary in the conduct of such Loan Party's business. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation except to the extent that such violation would not have a Material Adverse Effect.

         4.17 Exculpation of Liability.

                  Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless directly caused by the Agent's or any Lender's willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

         4.18 Environmental Matters.

                  (a) The Loan Parties shall maintain the Real Property remains in compliance with all Environmental Laws except to the extent that such failure to comply would not reasonably be expected to have a Material Adverse Effect and they shall not knowingly place or permit to be placed any Hazardous Substances on any Real Property except as permitted by applicable law, permits or appropriate governmental authorities.

                  (b) The Loan Parties shall establish and/or maintain systems to achieve and monitor continued compliance with all applicable Environmental Laws with respect to their operations except to the extent that such failure to comply would not reasonably be expected to have a Material Adverse Effect.

                  (c) The Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws except to the extent that such failure to comply would not reasonably be expected to have a Material Adverse Effect and
(ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. The Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), in each case dealing with matters which would reasonably be expected to have a Material Adverse Effect, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.

                  (e) The Loan Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall upon Agent's request, continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled in each case to the extent dealing with matters which would reasonably be expected to have a Material Adverse Effect. The Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws.

                  (f) The Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.

                  (g) The Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to or resulting from actions on the part of Agent or any Lender. The Loan Parties' obligations under this
Section 4.18 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property in violation of applicable Environmental Laws, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

         4.19 Financing Statements.

                  Except as respects (i) the financing statements filed by Agent, (ii) the financing statements described on Schedule 1.2(b), and (iii) those financing statements permitted to be filed hereunder, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V. REPRESENTATIONS AND WARRANTIES.

         Each Loan Party represents and warrants as follows:

         5.1 Authority.

                  Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder, as the case may be. This Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of each Loan Party, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents by each Loan Party a party hereto or thereto (a) are within such Loan Party's corporate or limited liability company powers, as the case may be, have been duly authorized, are not in contravention of law or the terms of such Loan Party's by-laws, certificate of incorporation, operating agreement or certificate of formation or other applicable documents relating to such Loan Party's formation or to the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Loan Party is a party or by which it or its property may be bound.

         5.2 Formation and Qualification.

                  (a) Each Loan Party is duly incorporated or organized, as the case may be, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to Agent true and complete copies of its certificate of incorporation and by-laws or certificate of formation and operating agreement, or other organizational documents, as the case may be, and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only Subsidiaries of each Loan Party are listed on
Schedule 5.2(b) (as revised from time to time).

         5.3 Survival of Representations and Warranties.

                  All representations and warranties of such Loan Party contained in this Agreement and the Other Documents, as the case may be, shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, as the case may be, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4 Tax Returns.

                  Each Loan Party's federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except those taxes, assessments, fees and other governmental charges to the extent that any Loan Party has contested or disputed those taxes, assessments, fees or governmental charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. All applicable Federal income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1999. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5 Financial Statements.

                  (a) The (i) quarterly income and cash flow projections of ATI and its Subsidiaries on a consolidated basis and its projected balance sheet for the fiscal year ending December 31, 2003, and (ii) the annual income and cash flow projections of ATI and its Subsidiaries on a consolidated basis and its projected balance sheet for the fiscal years ending December 31, 2004 and December 31, 2005 (the projections referenced in (i) and (ii) are collectively, the "Projections") were prepared by the Chief Financial Officer of ATI, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Loan Parties' judgment based on known circumstances existing on the date of this Agreement of the most likely set of conditions and course of action for the projected period.

                  (b) The consolidated balance sheet of ATI and its Subsidiaries as of the fiscal year ending December 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of ATI and its Subsidiaries on a consolidated basis at such date and the results of its operations for such period. Since the fiscal quarter ending March 31, 2003 there has been no material change in the condition, financial or otherwise, of ATI and its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by the Loan Parties, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

         5.6 Corporate Name.

                  Except as set forth on Schedule 5.6, no Loan Party has been known by any other corporate name in the past five years and does not sell Inventory under any other name, nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7 O.S.H.A. and Environmental Compliance.

                  (a) Except as set forth on Schedule 5.7, each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws except to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws except to the extent the failure to obtain such licenses, certificates or permits would not reasonably be expected to have a Material Adverse Effect.

                  (c) (i) There are no releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property in violation of any Environmental Law;
(ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property in violation of applicable Environmental Laws; and (iii) no Hazardous Substances are present on the Real Property in violation of applicable Environmental Laws except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

         5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the transactions contemplated by this Agreement, the Loan Parties will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), no Loan Party has
(i) any pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations and other liabilities for borrowed money as permitted hereunder.

                  (c) No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal, to the extent such violation would reasonably be expected to have a Material Adverse Effect.

                  (d) No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan which is subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan required to be funded under Section 412 of the Code exceeds the present value as measured on an ongoing Plan basis, of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan which could lead to a material liability, (vii) no Loan Party nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in, with respect to any Plan, a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and
(xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9 Patents, Trademarks and Copyrights.

                  All material United States patents, United States patent applications, United States registered trademarks and service marks, including registrations, applications for registration, registered United States copyrights and tradenames owned or utilized by any Loan Party are set forth on
Schedule 5.9, and, to the knowledge of the Loan Parties, are valid and, if registration or application numbers have been listed, have been duly registered or filed with all appropriate governmental authorities and includes all material registered intellectual property rights which are reasonably necessary for the operation of its business. The Loan Parties are not aware of any objection to or pending challenge to the validity of any such patent, mark, copyright or tradename, and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each such patent, patent application, trademark, trademark application, service mark, service mark application, copyright, copyright application and trade name owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained in accordance with such Loan Party's customary practices so as to preserve the value thereof from the date of creation or acquisition thereof except to the extent such Loan Party reasonably determines not to so maintain such item.

         5.10 Licenses and Permits.

                  Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with or procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

         5.11 Default of Indebtedness.

                  No Loan Party is in default in the payment of the principal of or interest on (a) any Indebtedness for Borrowed Money if the Undrawn Availability of the Borrowers is less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) or (b) any Indebtedness for Borrowed Money that individually, or in the aggregate, is in excess of Ten Million and 00/100 Dollars ($10,000,000.00) if the Undrawn Availability of the Borrowers exceeds One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12 No Default.

                  No Loan Party is in default in the payment or performance of any of its contractual obligations which could reasonably be expected to have a Material Adverse Effect.

         5.13 No Burdensome Restrictions.

                  Except as set forth on Schedule 5.13, no Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.13, no Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14 No Labor Disputes.

                  No Loan Party is involved in any material labor dispute which would reasonably be expected to have a Material Adverse Effect; there are no strikes or walkouts or union organization of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15 Margin Regulations.

                  No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16 Investment Company Act.

                  No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17 Disclosure.

                  No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

         5.18 Hedging Contracts.

                  Except as set forth on Schedule 5.18, no Loan Party is a party to, nor will it be a party to, any Hedging Contract unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.19 Conflicting Agreements.

                  No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, in any material respect, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.20 Application of Certain Laws and Regulations.

                  No Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.21 Business and Property of Loan Parties.

                  Upon and after the Closing Date, the Loan Parties do not propose to engage in any business other than as set forth on Schedule 5.21 hereto and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents as is reasonably necessary for the conduct of the business of such Loan Party.

         5.22 Section 20 Subsidiaries.

                  Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

VI. AFFIRMATIVE COVENANTS.

         Each Borrower shall and, if applicable, each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 Payment of Fees.

                  Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2 Conduct of Business and Maintenance of Existence and Assets.

                  (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all



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

licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral, provided that no Loan Party shall have any obligation to prosecute or maintain any intellectual property rights that are not reasonably deemed by such Loan Party to be valuable or important to conduct such Loan Party's business; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.

         6.3 Violations.

                  Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or the Collateral which could reasonably be expected to have a Material Adverse Effect.

         6.4 Government Receivables.

                  To the extent any Borrower desires such Receivables to constitute Eligible Receivables, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5 Fixed Charge Coverage Ratio; Undrawn Availability.

                  Maintain a Fixed Charge Coverage Ratio (for ATI and its Subsidiaries on a consolidated basis) of not less than 1.0 to 1.0 calculated (i) as of the last day of the fiscal quarter ending September 30, 2003 for the period equal to the fiscal quarter then ending, (ii) as of the last day of the fiscal quarter ending December 31, 2003 for the period equal to the two (2) consecutive fiscal quarters then ending and (iii) as of the last day of the fiscal quarter ending March 31, 2004 for the period equal to the three (3) consecutive fiscal quarters then ending. Thereafter, ATI and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 as of the last day of the fiscal quarter ending June 30, 2004 for the period equal to the four (4) consecutive fiscal quarters then ending and as of the last day of each fiscal quarter thereafter for the period equal to the four (4) consecutive fiscal quarters then ending; provided, however, so long as (a) the Borrowers' Undrawn Availability is not less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) for any period of five (5) consecutive days during the then current fiscal quarter and (b) the Borrowers' daily average Undrawn Availability for any calendar month during the then current fiscal quarter is not less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), the Fixed Charge Coverage Ratio shall not be applicable. If (a) the Borrowers' Undrawn Availability is less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) for any


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

period of five (5) consecutive days during the then current fiscal quarter or
(b) the Borrowers' daily average Undrawn Availability for any calendar month during the then current fiscal quarter is less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), the Fixed Charge Coverage Ratio shall be applicable and shall be calculated as set forth above as of the last day of the fiscal quarter most recently ended based on the financial information required to be received with respect thereto pursuant to Section 9.6 hereof.

         6.6 Execution of Supplemental Instruments.

                  Execute and deliver to Agent from time to time, upon reasonable demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

         6.7 Payment of Indebtedness.

                  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for sufficient reserves with respect thereto in accordance with GAAP, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.8 Standards of Financial Statements.

                  Cause all financial statements referred to in Sections 9.5, 9.6, 9.7 and, 9.9 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII. NEGATIVE COVENANTS.

         No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1 Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; provided however, that (i) any Borrower may merge or consolidate into another Borrower; (ii) any Loan Party that is not a Borrower may merge or consolidate into another Loan Party that is not a Borrower; (iii) any Loan Party that is not a Borrower may merge or consolidate into a Borrower so long as the Borrower survives such consolidation or merger;
(iv) a Loan Party may merge or consolidate into a Subsidiary that is not a Loan Party so long as the Loan Party survives such consolidation


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

or merger; and (v) any Loan Party may purchase or acquire all or a substantial portion of the assets or stock of any Person or a business or division of another Person (a "Permitted Acquisition") if all of the following requirements are met in connection with such acquisition:

                           1) if such Loan Party is acquiring the ownership
interests in such Person, such Person shall become a Borrower or a Guarantor for the Obligations as reasonably determined by the Agent (subject to the limitations with respect to foreign Subsidiaries described in Section 7.12 hereof);

                           2) in the case of a stock or other ownership
purchase, the Person acquired by such Loan Party shall, to the extent such Person becomes a Borrower or Guarantor, grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and in the case of a stock or other ownership purchase or an asset purchase, such Loan Party shall cause the Lien of the Agent to be a first priority, perfected security interest, provided, however, to the extent such Person becomes a Borrower, none of such assets which become Collateral shall be included in the Formula Amount in accordance with the terms of this Agreement until such time as Agent makes such determination in its sole reasonable discretion;

                           3) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition;

                           4) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as, or reasonably related to, one or more line or lines of business conducted by the Loan Parties as described in Section 5.21;

                           5) no Default or Event of Default shall exist
immediately prior to and after giving effect to such Permitted Acquisition;

                           6) immediately prior to and after giving effect to
such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall have in excess of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) of Undrawn Availability;

                           7) the proforma Fixed Charge Coverage Ratio (for ATI
and its Subsidiaries on a consolidated basis) after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs) for the period equal to the four (4) consecutive fiscal quarters most recently ended shall not be less than 1.0 to 1.0; and

                           8) the Aggregate Consideration paid by any such Loan
Party for all such Permitted Acquisitions shall not exceed Fifty Million and 00/100 Dollars ($50,000,000.00) in the aggregate in any fiscal year of the Loan Parties and Two Hundred Million and 00/100 Dollars ($200,000,000.00) in the aggregate during the Term.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except:


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

                           1) transactions involving the sale, lease or transfer
of Inventory, Equipment or Real Property in the ordinary course of business;

                           2) any sale, transfer or lease of assets (not
consisting of Collateral) (i) in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's business or
(ii) which are obsolete, of immaterial value or no longer utilized in the business of such Loan Party;

                           3) any sale, transfer or lease of assets by any Loan
Party to another Loan Party; and

                           4) the sale of any and all businesses in the
industrial products segment of the Loan Parties so long as all of the following requirements are met in connection with such sale or sales: (A) immediately prior to and after giving effect to any such sale, the Borrowers shall have in excess of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) of Undrawn Availability; (B) the proforma Fixed Charge Coverage Ratio (for ATI and its Subsidiaries on a consolidated basis) after giving effect to each such sale for the period equal to the four (4) consecutive fiscal quarters most recently ended shall not be less than 1.0 to 1.0; (C) not more than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in the aggregate of Eligible Receivables and Eligible Inventory shall be sold or transferred pursuant to all such sales in the aggregate; (D) not more than Ninety Million and 00/100 Dollars ($90,000,000.00) in the aggregate of assets shall be sold or transferred pursuant to all such sales in the aggregate; (E) no Default or Event of Default shall have occurred and be continuing; and (F) such sale shall be for fair market value and on arms length terms. Accordingly, the Agent shall release its Lien on the Collateral sold pursuant to the sale or sales permitted by this
Section 7.1(b)(4).

         7.2 Creation of Liens.

                  Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3 Guarantees.

                  Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the ordinary course of business up to an aggregate amount of Twenty Million and 00/100 Dollars ($20,000,000.00), (c) the endorsement of checks in the ordinary course of business, and (d) guarantees made by a Loan Party with respect to the obligations of another Loan Party.

         7.4 Investments.

                  Except as permitted under Section 7.1(a), purchase or acquire obligations or stock of, or any other interest in or make on or after the date of this Agreement any capital contribution to or make any other investment in, any Person, except (a) investments existing on the Closing Date and set forth on
Schedule 7.4, (b) obligations issued or guaranteed by the United States of America or any agency thereof, (c) commercial paper with maturities of not more than 180 days


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

and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(d) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least Five Hundred Million and 00/100 Dollars ($500,000,000.00), or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (e) U.S. money market funds (i) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody's Investors Service, Inc., or (ii) that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (f) investments by a Loan Party in a Loan Party, (g) (i) capital contributions to Shanghai STAL Precision Stainless Steel Co. Ltd. ("STAL") of amounts previously loaned, advanced or extended (including accounts receivable) to STAL by such Loan Party existing as of the date of this Agreement, and (ii) capital contributions to STAL in a fiscal year in which STAL repays in cash to such Loan Party amounts previously loaned, advanced or extended (including accounts receivable) to STAL by such Loan Party existing as of the date of this Agreement, (h) investments (whether in cash or in kind) in (i) corporations, general or limited partnerships, limited liability companies, joint ventures and similar Persons (excluding natural Persons) that are not Subsidiaries, and (ii) Subsidiaries that are not Loan Parties, provided, however, that (A) immediately prior to and after giving effect to such investment, the Borrowers' Undrawn Availability shall exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); and (B) the aggregate amount of such investments when combined with the aggregate amount of all such loans and advances set forth in
Section 7.5(d) shall not exceed Forty Million and 00/100 Dollars ($40,000,000.00) in the aggregate in any fiscal year of the Loan Parties and One Hundred Sixty Million 00/100 Dollars ($160,000,000.00) in the aggregate during the Term.

         7.5 Loans.

                  Make, on or after the date of this Agreement, advances, loans or extensions of credit to any Person (other than another Loan Party), including without limitation, any Parent, Subsidiary or Affiliate except with respect to
(a) the extension of commercial trade credit in connection with the sale of Inventory or Equipment or other services in the ordinary course of its business,
(b) loans to its employees in the ordinary course of business including loans (including capitalization of interest) in connection with ATI's Stock Acquisition and Retention Program not to exceed the aggregate amount of Five Million and 00/100 Dollars ($5,000,000.00) at any time outstanding, (c) loans, advances or extensions of credit by the Loan Parties to Tennessee Alloys Company in an amount at any time outstanding not exceeding Five Million and 00/100 Dollars, and (d) loans and advances in or to (i) corporations, general or limited partnerships, limited liability companies, joint ventures and similar Persons (excluding natural Persons) that are not Subsidiaries, and (ii) Subsidiaries that are not Loan Parties, provided, however, that (A) immediately prior to and after giving effect to such loans and advances, the Borrowers' Undrawn Availability shall exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); and (B) the aggregate amount of all such loans and advances when combined with the aggregate amount of all investments permitted pursuant to
Section 7.4(h) shall not exceed Forty Million 00/100 Dollars ($40,000,000.00) in the aggregate in any fiscal year of the Loan Parties and One Hundred Sixty Million 00/100 Dollars ($160,000,000.00) in the aggregate during the Term.


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

         7.6 Capital Expenditures.

                  Make or incur any Capital Expenditure (including capitalized leases) in any fiscal year in an aggregate amount for all Loan Parties in excess of One Hundred Million and 00/100 Dollars ($100,000,000.00); provided, however, that to the extent that the amount made or incurred in any fiscal year is less than such annual limitation, the lesser of (i) Fifty Million and 00/100 Dollars ($50,000,000.00) or (ii) the amount by which the amount of such annual limitation exceeds the amount of Capital Expenditures made or incurred in any such fiscal year may be expended in the immediately following fiscal year.

         7.7 Dividends.

                  Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock or other equity interest, as the case may be, of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, or cash or other dividends paid by one Loan Party to another Loan Party) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other equity interest, as the case may be, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interest, as the case may be, of any Loan Party except that dividends or distributions described above may be declared, paid or made and funds may be applied to the purchase, redemption or other retirement of any common or preferred stock or other equity interest, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interest of any Loan Party so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, (b) no Event of Default or Default shall exist immediately prior to or after giving effect to such dividend or distribution, and (c) the Borrowers' Undrawn Availability exceeds One Hundred Fifty Million 00/100 Dollars ($150,000,000.00) immediately prior to and after giving effect to such dividend or distribution. In addition, the Loan Parties shall not permit their Subsidiaries to enter into or otherwise be bound by any agreement prohibiting or restricting the payment of dividends to a Loan Party.

         7.8 Indebtedness.

                  Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt and accrued liabilities and reserves arising in the ordinary course of business as determined in accordance with GAAP) except in respect of (i) Indebtedness existing on the Closing Date and set forth on
Schedule 7.8 (including any extensions, renewals or refinancings thereof), provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders; (ii) Indebtedness to Lenders under or pursuant to this Agreement or the Other Documents; (iii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (iv) as permitted under Section 7.3 hereof; (v) Indebtedness arising from Hedging Contracts entered into in the ordinary course of business consisting of bona fide hedging transactions; (vi) Indebtedness for taxes not yet due and payable or being contested as provided in Section 4.13 hereof; (vii) Indebtedness owed by one (1) Loan Party to another Loan Party; (viii) assumed Indebtedness incurred in connection with a Permitted Acquisition (but only to the extent permitted within the limitations on Aggregate Consideration thereunder); (ix) judgments not constituting an Event of Default; (x) unfunded obligations under Pension Plans, or any Plan to the extent such amounts are permitted to remain unfunded under applicable law; and


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

(xi) Indebtedness with respect to customer advances or prepayments made in the ordinary course of business as determined in accordance with GAAP.

         7.9 Nature of Business.

                  Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10 Transactions with Affiliates.

                  Except for transactions among the Loan Parties and transactions described in Schedule 7.10 hereof, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11 Leases.

                  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in any one fiscal year in the aggregate for all Loan Parties.

         7.12 Subsidiaries.

                  Subject to Sections 7.1 and 7.4 hereof, acquire or create, on or after the date of this Agreement, directly or indirectly, any wholly owned Subsidiary unless, as determined by the Agent (i) (y) such Subsidiary expressly becomes a Borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes and under any other agreement between any Borrower and Lenders, or (z) such Subsidiary becomes a Guarantor for the Obligations and among other things, executes a Guaranty in form and substance reasonably satisfactory to the Agent, (ii) Agent shall have received all documents, including organizational documents and legal opinions, it may reasonably require in connection therewith and (iii) and in the case of the creation of a wholly owned Subsidiary, the Subsidiary created by such Loan Party shall, to the extent such Subsidiary becomes a Borrower or Guarantor, grant first priority, perfected Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, provided, however, to the extent such Subsidiary becomes a Borrower, none of such assets which become Collateral shall be included in the Formula Amount in accordance with the terms of this Agreement until such time as Agent makes such determination in its sole reasonable discretion. Notwithstanding the foregoing, if such wholly owned Subsidiary (a) is formed or organized outside of the United States by a Loan Party after the date of this Agreement or (b) is acquired by a Loan Party pursuant to Section 7.1 and is organized outside of the United States, such wholly owned foreign Subsidiary shall not be required to join this Agreement as a Borrower or a Guarantor so long as (i) the Aggregate Consideration with respect to the acquisition of such wholly owned foreign Subsidiary or the amount of the investment in forming such wholly owned foreign Subsidiary is less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and (ii) the sum of (x) the Aggregate Consideration with respect to the acquisition of all such wholly owned foreign Subsidiaries acquired after the date of this Agreement which are not Loan Parties and (y) the amount of the investment in the formation of all such wholly owned foreign Subsidiaries after the date of this Agreement which are not Loan Parties is less than Fifty Million and 00/100 Dollars ($50,000,000.00).

         7.13 Fiscal Year and Accounting Changes.

                  Change its fiscal year from a calendar year or make any material change (i) in accounting treatment and reporting practices except as required or permitted by GAAP or (ii) in tax reporting treatment except as required or permitted by law.

         7.14 Amendment of Articles of Incorporation, By-Laws, Certificate of Organization, Operating Agreement, Etc.

                  Amend, modify or waive any term or material provision of its Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement or other organizational documents which amendment, modification or waiver would reasonably be considered material to Agent, unless required by law.

         7.15 Compliance with ERISA.

                  (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to
Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.16 Prepayment of Indebtedness.

                  At any time, directly or indirectly, prepay any Indebtedness for Borrowed Money or repurchase, redeem, retire or otherwise acquire any Indebtedness for Borrowed Money of any Loan Party, except for the prepayment, repurchase, redemption, retirement or acquisition of the following: (a) any Indebtedness of any Loan Party owed to the Lenders; (b) any Indebtedness of any Loan Party owed to another Loan Party; (c) the Indebtedness of ATI owed to the noteholders under that certain Indenture dated as of December 18, 2001 by and between ATI, as issuer and The Bank of New York, as trustee; and
(d) the Indebtedness of ALC owed to the security holders under that certain Indenture dated as of December 15, 1995 by and between ALC and The Chase Manhattan Bank (National Association), as trustee; provided, however, that with respect to clauses (c) and (d) above, the following additional requirements shall apply:

                           1) no Default or Event of Default shall exist
immediately prior to and after giving effect to such prepayment, repurchase, redemption, retirement or acquisition;

                           2) immediately prior to and after giving effect to
such prepayment, repurchase, redemption, retirement or acquisition, the Borrowers' Undrawn Availability shall exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); and

                           3) the aggregate amount paid by ATI and ALC for all
such prepayments, repurchases, redemptions, retirements or acquisitions shall not exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) in the aggregate in any fiscal year of the Loan Parties and One Hundred Million and 00/100 Dollars ($100,000,000.00) in the aggregate during the Term.

         7.17 Aggregate Restricted Payments and Permitted Acquisitions
Limitation.

                  Notwithstanding anything to the contrary contained herein, the aggregate amount of the sum of all Restricted Payments permitted hereunder plus the Aggregate Consideration paid by the Loan Parties in connection with all Permitted Acquisitions shall not exceed Seventy-Five Million and 00/100 Dollars ($75,000,000.00) in the aggregate in any fiscal year of the Loan Parties and Two Hundred Million and 00/100 Dollars ($200,000,000.00) in the aggregate during the Term; provided, however, that if immediately prior to and after giving effect to a Restricted Payment or a Permitted Acquisition, as the case may be, (a) no Event of Default or Default has occurred and is continuing, and (b) the Borrowers' Undrawn Availability equals or exceeds Three Hundred Million and 00/100 Dollars ($300,000,000.00), the limitations set forth above in this
Section 7.17 shall not be applicable (the period in which such limitations are not applicable is the "Aggregate Basket Suspension Period"). Notwithstanding the immediately preceding sentence, to the extent that the Aggregate Basket Suspension Period is not in effect, the sum of all Restricted Payments and the Aggregate Consideration paid by the Loan Parties in connection with all Permitted Acquisitions made during the Aggregate Basket Suspension Period shall be included in connection with the application of the limitations set forth above in this Section 7.17 as if the Aggregate Basket Suspension Period had not occurred. However, to the extent that the limitations set forth above in this
Section 7.17 were exceeded during the Aggregate Basket Suspension Period, such excess shall not be considered a breach of this Section 7.17.


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

VIII. CONDITIONS PRECEDENT.

         8.1 Conditions to Initial Advances.

                  The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                           (a) Notes. Agent shall have received the Notes duly
executed and delivered by an authorized officer of each Borrower;

                           (b) Filings, Registrations and Recordings. Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                           (c) Corporate Proceedings of Borrowers. Agent shall
have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing
(i) the execution, delivery and performance of (x) this Agreement, the Notes, and any related agreements, (y) solely with respect to ALC Funding, the Assignment of Account and any related agreements, and (z) solely with respect to ATIP, the Intellectual Property Security Agreement, and any related agreements, and (ii) the granting by each Borrower of the security interests in and Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (d) Incumbency Certificates of Borrowers. Agent shall
have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                           (e) Corporate Proceedings of Guarantors. Agent shall
have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors, Managers or Members, as the case may be, of each Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the Guaranty and any related agreements, and (ii) the granting by each Guarantor of the security interests in and Liens upon the Collateral in each case certified by the Secretary, Assistant Secretary, Officer or Manager, as the case may be, of each Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;


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                           (f) Incumbency Certificates of Guarantors. Agent
shall have received a certificate of the Secretary, Assistant Secretary, Officer or Manager, as the case may be, of each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers, managers or members, as the case may be, of each Guarantor executing the documents to which such Guarantor is a party, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, Officer or Manager, as the case may be;

                           (g) Certificates. Agent shall have received a copy of
the Articles or Certificate of Incorporation or Certificate of Formation of each Loan Party, as the case may be, together with all amendments thereto, certified by the Secretary of State or other appropriate official of such entity's jurisdiction of incorporation or formation, as the case may be, together with copies of the By-Laws or Operating Agreement, of each Loan Party, as the case may be, and all agreements of each Loan Party's shareholders or members, as the case may be, certified as accurate and complete by the Secretary or Manager, of each Loan Party, as the case may be;

                           (h) Good Standing and Tax Lien Certificates. Agent
shall have received good standing and tax lien certificates (to the extent available), or similar certifications, for each Loan Party dated not more than sixty (60) days prior to the Closing Date, issued by the Secretary of State, Department of Revenue or other appropriate official of each such entity's jurisdiction of incorporation or formation, as the case may be, and each jurisdiction where the conduct of each entity's business activities or the ownership of each such entity's properties necessitates qualification;

                           (i) Legal Opinion. Agent shall have received the
executed legal opinions of Kirkpatrick & Lockhart LLP, in house counsel at ATI and Stoel Rives LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                           (j) No Litigation. (i) No litigation, investigation
or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;

                           (k) Financial Condition Certificates. Agent shall
have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k);

                           (l) Collateral Examination. Agent shall have
completed a Collateral examination and received an inventory appraisal, the results of which shall be satisfactory in form and substance to Lenders;


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                           (m) Fees. Agent shall have received all fees payable
to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof or the Agent's Letter;

                           (n) Projections. Agent shall have received a copy of
the Projections which shall be satisfactory in all respects to Lenders;

                           (o) Insurance. Agent shall have received in form and
substance satisfactory to Agent, certified copies of Loan Parties' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as lender loss payee with respect to the Collateral, and certified copies of Loan Parties' liability insurance policies, together with endorsements naming Agent as an additional insured;

                           (p) Payment Instructions. Agent shall have received
written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                           (q) Blocked Accounts. Agent shall have received the
duly executed Blocked Account Agreements or other agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and such agreements shall be held in escrow pursuant to the terms of
Section 4.15(h) hereof;

                           (r) Consents. Agent shall have received any and all
Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                           (s) No Adverse Material Change. (i) since March 31,
2003, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                           (t) Waivers and Agreements. Agent shall have received
the Waivers and corresponding landlord, mortgagee, warehouseman, consignment, processing or similar agreements reasonably requested by and satisfactory to Agent with respect to all premises leased by Loan Parties or at which Inventory is located as set forth on Schedule 8.1(t) except for those premises or locations at which less than Fifty Thousand and 00/100 Dollars ($50,000.00) of Inventory is located;

                           (u) Guarantees and Other Documents. Agent shall have
received (i) the executed Guarantees, and (ii) the executed Other Documents, all in form and substance satisfactory to Agent;

                           (v) Intellectual Property Security Agreement. Agent
shall have received in form and substance satisfactory to Agent (i) an executed Intellectual Property Security Agreement, and (ii) all notices and powers of attorney with respect thereto;


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                           (w) Assignment of Account; Account Control Agreement.
Agent shall have received in form and substance satisfactory to Agent the executed Assignment of Account and Account Control Agreement;

                           (x) Existing Indebtedness. Agent shall have received
(i) a payoff letter, in form and substance satisfactory to Agent, pursuant to which any existing Indebtedness that is to be paid by initial Advances hereunder will be paid in full, and (ii) evidence satisfactory to Agent that all necessary termination statements, satisfaction documents and any other applicable releases in connection with any such existing Indebtedness and all other Liens with respect to Loan Parties that are not Permitted Encumbrances have been filed or arrangements satisfactory to Agent have been made for such filing;

                           (y) Closing Certificate. Agent shall have received a
closing certificate signed by the Chief Financial Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents to which such Loan Party is a party are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, as the case may be, and (iii) on such date no Default or Event of Default has occurred or is continuing;

                           (z) Borrowing Base. Agent and each Lender shall have
received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

                           (aa) Undrawn Availability. After giving effect to the
initial Advances hereunder and all closing costs, fees and expenses, Borrowers shall have Undrawn Availability of at least Two Hundred Million and 00/100 Dollars ($200,000,000.00); and

                           (bb) Other. All corporate and other proceedings, and
all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and its counsel.

         8.2 Conditions to Each Advance.

                  The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made.

                           (a) Representations and Warranties. Each of the
representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements to which it is a party, as the case may be, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                           (b) No Default. No Event of Default or Default shall
have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to

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be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default so long as (i) an existing Event of Default has not occurred (A) as a result of a failure by any Borrower to pay any principal on the Obligations when due, (B) pursuant to Sections 10.8, 10.9, 10.16 or 10.18 of this Agreement, or
(C) as a result of Liens that were created hereunder or provided for hereby or under any related agreement on any material portion of the Collateral no longer being valid and perfected Liens having a first priority security interest and
(ii) the Required Lenders shall not have directed the Agent to cease making further Advances. To the extent the Agent has knowledge or notice of the occurrence of any such Default or Event of Default pursuant to Section 14.6 hereof, it shall give prompt notice of such Advances to the Lenders. Notwithstanding anything contained in this Section 8.2(b), any Advances so made shall not be deemed a waiver of any such Event of Default or Default.

                           (c) Maximum Advances. In the case of any Advances
requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO LOAN PARTIES.

         ATI, on behalf of itself and the other Loan Parties shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 Disclosure of Material Matters.

                  Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or material claims or material disputes asserted by any Customer or other obligor.

         9.2 Schedules.

                  Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings of the Borrowers (reconciled to the general ledger), (b) accounts payable schedules of the Borrowers (reconciled to the general ledger), (c) Inventory reports of the Borrowers and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, each Loan Party will deliver to Agent at such intervals as Agent may reasonably require:
(i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided


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under this Section are to be in form satisfactory to Agent and executed by each applicable Loan Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3 Litigation.

                  Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.4 Material Occurrences.

                  Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which would reasonably be expected to result in the acceleration of the maturity of (i) any Indebtedness for Borrowed Money if the Undrawn Availability of the Borrowers is less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) or (ii) any Indebtedness for Borrowed Money that individually, or in the aggregate is in excess of Ten Million and 00/100 Dollars ($10,000,000.00) if the Undrawn Availability of the Borrowers exceeds One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case, to the extent permitted by applicable law, describing the nature thereof and the action Loan Parties propose to take with respect thereto.

         9.5 Annual Financial Statements.

                  Furnish Agent within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of ATI and its Subsidiaries on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Ernst & Young, LLP or another nationally recognized independent certified public accounting firm selected by ATI and satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a certificate of ATI's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred,



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whether it is continuing and the steps being taken by such Loan Party with respect to such event, and such certificate shall have appended thereto calculations which set forth compliance with the requirements or restrictions imposed by Sections 6.5, 7.1, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.16 and 7.17
hereof. In addition, upon the reasonable request of the Agent, the Loan Parties shall provide to the Agent the financial statements set forth above of ATI and its Subsidiaries on a consolidating basis.

         9.6 Quarterly Financial Statements.

                  Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of ATI and its Subsidiaries on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of ATI and its Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Loan Parties. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of ATI, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth compliance with the requirements or restrictions imposed by Sections 6.5, 7.1, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.16 and 7.17
hereof. In addition, upon the reasonable request of the Agent, the Loan Parties shall provide to the Agent the financial statements set forth above of ATI and its Subsidiaries on a consolidating basis.

         9.7 Other Reports.

                  Furnish Agent as soon as available, but in any event within ten (10) days after the filing thereof, with copies of such financial statements, proxy statements, registration statements, reports and returns as ATI is or may be required to file with the United States Securities Exchange Commission or any State Securities Commission.

         9.8 Additional Information.

                  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Loan Parties including, without limitation and without the necessity of any request by Agent, (a) at least thirty (30) days prior thereto, notice of any Loan Party's opening of any new place of business (excluding sales offices) or any Loan Party's closing of any existing place of business (except sales offices), and (b) promptly upon any Loan Party's learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities which would reasonably be expected to result in a Material Adverse Effect, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound. In addition, at the reasonable request of the Agent, ATI shall provide to the Agent copies of all existing environmental audits and reviews with respect to the Real Property.


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         9.9 Projected Operating Budget.

                  Furnish Agent, no later than December 31 of the prior fiscal year, commencing with fiscal year 2004 and each fiscal year thereafter during the Term, a quarter by quarter projected operating budget and cash flow of ATI and its Subsidiaries on a consolidated basis for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), such projections to be accompanied by a certificate signed by the Chief Financial Officer or Chief Accounting Officer of ATI to the effect that such projections are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Loan Parties' judgment based on known circumstances existing on the date of such projections of the most likely set of conditions and course of action for the projected period.

         9.10 Notice of Suits, Adverse Events.

                  Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business,
(ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body which specifically relate to any Loan Party.

         9.11 ERISA Notices and Requests.

                  Furnish Agent with immediate written notice in the event that
(i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a


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

notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that
(a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
(c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.12 Additional Documents.

                  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X. EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

         10.2 any representation or warranty made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, as the case may be, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3 failure by any Loan Party to (i) furnish financial information required to be provided hereunder when due or within a reasonable period after receipt of a request, or (ii) permit the inspection of its books or records;

         10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party's property which is not stayed or lifted within thirty (30) days;

         10.5 except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained (other than those in Sections 4.6, 4.7, 4.9 or 6.3 hereof), or contained in any other agreement or arrangement, now or hereafter entered into between any Loan Party and Agent or any Lender;

         10.6 failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.6, 4.7, 4.9 or 6.3 hereof and such failure shall continue for thirty (30) days from the occurrence of such failure or neglect;


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         10.7 any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of Fifty Million and 00/100 Dollars ($50,000,000.00) in excess of available insurance (i) which within thirty (30) days of such rendering or filing is not either appealed, satisfied, stayed or discharged of record and (ii) for which such Loan Party has established sufficient reserves in accordance with GAAP; provided, however, if Undrawn Availability is less than One Hundred and Fifty Million and 00/100 Dollars ($150,000,000.00) at the time of such judgment or judgments or would be less than One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) immediately after such judgment or judgments are satisfied, stayed or discharged of record, such amount shall be reduced to Twenty Million and 00/100 Dollars ($20,000,000.00);

         10.8 any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.9 any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.10 any change in any Loan Party's condition or affairs (financial or otherwise) which in Agent's reasonable opinion has a Material Adverse Effect;

         10.11 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12 a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which default is not cured within any applicable grace period and which could reasonably be expected to have a Material Adverse Effect;

         10.13 (i) if the Undrawn Availability of the Borrowers is less than or equal to One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), any Loan Party shall (a) default in any payment of principal of or interest on any Indebtedness for Borrowed Money beyond any period of grace with respect to such payment or (b) default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness for Borrowed Money is created, secured or evidenced, if the effect of such default is to cause the acceleration of any such Indebtedness for Borrowed Money (whether or not such right shall have been waived) or (ii) if the Undrawn Availability of the Borrowers exceeds One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), any Loan Party shall (a) default in any payment of principal of or interest on any Indebtedness for Borrowed Money that individually, or in the aggregate, is in excess of Ten Million and 00/100 Dollars ($10,000,000.00) beyond any period of grace with respect to such payment or (b) default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness for Borrowed Money that individually, or in the aggregate,


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is in excess of Ten Million and 00/100 Dollars ($10,000,000.00) is created, secured or evidenced, if the effect of such default is to cause the acceleration of any such Indebtedness for Borrowed Money (whether or not such right shall have been waived);

         10.14 termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

         10.15 any Change of Control shall occur;

         10.16 any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or in any legal action filed by such Loan Party against Agent or any Lender;

         10.17 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Loan Party which would reasonably be expected to have a Material Adverse Effect, or
(B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and (x) such proceedings shall not be dismissed or discharged within sixty (60) days and (y) such suspension, revocation, termination or modification would reasonably be expected to have a Material Adverse Effect, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party's business and (x) the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent and (y) such termination, revocation, suspension or material, adverse modification would reasonably be expected to have a Material Adverse Effect;
(ii) any agreement which is necessary or material to the operation of any Loan Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.18 any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of litigation which might, in the reasonable opinion of Agent, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Documents;

         10.19 the operations of any Loan Party's manufacturing facility are interrupted at any time for more than thirty (30) consecutive days, which interruption would reasonably be expected to have a Material Adverse Effect; or

         10.20 an event or condition specified in Sections 7.15 or 9.11 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.


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XI. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 Rights and Remedies.

                  Upon the occurrence and during the continuance of (i) an Event of Default pursuant to Section 10.8, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take, to the extent permitted by applicable law, possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Loan Parties at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.


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

         11.2 Reserved.

         11.3 Setoff.

                  In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender, including any branch, Subsidiary or Affiliate of Agent or such Lender, shall have a right to apply any Loan Party's property held by Agent, such Lender, such branch, Subsidiary or Affiliate to reduce the Obligations.

         11.4 Rights and Remedies not Exclusive.

                  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

         11.5 Allocation of Payments After Event of Default.

                  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral shall be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

         SECOND, to payment of any fees owed to the Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest arising under or pursuant to this Agreement or the Other Documents;

         FIFTH, to the payment of the outstanding principal amount of the Obligations constituting Advances (including the payment or cash collateralization of the outstanding Dollar Equivalent amount of Letters of Credit) and the payment of Priority Lender Hedging Obligations;

         SIXTH, to all other Obligations (including the payment of Second Priority Lender Hedging Obligations) and other obligations which shall have become due and payable under the


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

Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn Dollar Equivalent amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 Waiver of Notice.

                  Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 Delay.

                  No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 Jury Waiver.

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM,


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

DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR
A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

         13.1 Term.

                  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until June 13, 2007 (the "Term") unless sooner terminated as herein provided. The Loan Parties may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations.

         13.2 Termination.

                  The termination of this Agreement shall not affect any Loan Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full. Without limitation, all indemnification obligations contained herein shall survive the termination hereof and payment in full of the Obligations.

XIV. REGARDING AGENT.

         14.1 Appointment.

                  Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are


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

reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees described in the Agent's Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2 Nature of Duties.

                  (a) Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents, as the case may be, or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

                  (b) The parties hereto acknowledge and agree that no Person shall have, solely by reason of its designation as a documentation agent, any power, duty, responsibility or liability whatsoever under this Agreement or any of the Other Documents.

         14.3 Lack of Reliance on Agent and Resignation.

                  Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or


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

other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

                  Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to the Loan Parties.

                  Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4 Certain Rights of Agent.

                  If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5 Reliance.

                  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6 Notice of Default.

                  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents,


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

describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7 Indemnification.

                  To the extent Agent is not reimbursed and indemnified by the Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8 Agent in its Individual Capacity.

                  With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9 Delivery of Documents.

                  To the extent Agent receives financial statements required under Sections 9.5, 9.6, 9.7 and 9.9 and a Borrowing Base Certificate from the Borrowing Agent pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10 Borrowers' Undertaking to Agent.

                  Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.


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XV. BORROWING AGENCY.

         15.1 Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several (provided that the obligations of the Loan Parties other than ATI shall not be considered to guarantee or otherwise secure the obligations of ATI hereunder or under any Guaranty executed by ATI), and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

         15.2 Waiver of Subrogation.

                  Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.



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XVI. MISCELLANEOUS.

         16.1 Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's Agent for the purpose of accepting service within the Commonwealth of Pennsylvania. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.

         16.2 Entire Understanding.

                  (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and the Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by the Loan Parties, for the purpose of adding or deleting any provisions or


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otherwise changing, varying or waiving in any manner the rights of Lenders,
Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage or maximum
dollar commitment of any Lender or increase the Maximum Revolving Advance
Amount.

                           (ii) extend the maturity of any Note or the due date
for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

                           (iii) alter the definition of the term Required
Lenders or alter, amend or modify this Section 16.2(b).

                           (iv) release any Collateral during any calendar year
(other than in accordance with the provisions of this Agreement) having an aggregate value in excess of Ten Million and 00/100 Dollars ($10,000,000.00).

                           (v) change the rights and duties of Agent.

                           (vi) permit any Revolving Advance to be made if after
giving effect thereto the sum of the Revolving Advances outstanding and the Dollar Equivalent amount of Letters of Credit outstanding hereunder would exceed
(x) the Maximum Revolving Advance Amount or (y) the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and five percent (105%) of the Formula Amount.

                           (vii) increase the Advance Rates above the Advance
Rates in effect on the Closing Date.

                           (viii) release any Loan Party from the Obligations
under this Agreement, the applicable Guaranty, if any, or any Other Document.

                           (ix) alter, amend or modify Section 11.5 hereof.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         Notwithstanding (a) the existence of a Default or an Event of Default,
(b) that any of the other applicable conditions precedent set forth in Section
8.2 hereof have not been satisfied or (c) any other provision of this Loan Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding at any time to exceed one hundred and five percent (105%) of the Formula Amount for up to thirty (30) consecutive Business Days provided that such outstanding Advances do not exceed the Maximum Revolving Advance Amount. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than five percent (5%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by the Loan Parties and the Lenders, from time to time in the Agent's sole discretion, (a) after the occurrence and during the continuation of a Default or an Event of Default, or (b) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances, the outstanding Revolving Advances and the Dollar Equivalent amount of Letters of Credit outstanding do not exceed one hundred five percent (105%) of the Formula Amount or the Maximum Revolving Advance Amount.

         16.3 Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of (i) Agent which shall not be unreasonably withheld or delayed, and (ii) so long as no Default or Event of Default has occurred and is continuing, solely with respect to a sale, assignment or transfer to a "foreign person" as defined in Section 1.1441-1(c)(2) of the Regulations, the Borrowers, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than Five Million and 00/100 Dollars ($5,000,000.00), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; provided that (i) no such consent of the Agent shall be required in the case of a sale, assignment or transfer by a Lender to an Affiliate of such Lender. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Loan Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge all or a portion of its rights under this Agreement, its Note and the Other Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 without notice to or consent of the Borrowers or the Agent. No such pledge or enforcement thereof shall release the transferor Lender of its obligations hereunder or under any Other Document.

                  (e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender; provided that no such fee shall be payable if the Purchasing Lender is an Affiliate of the transferor Lender.

                  (f) Each Loan Party authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender's credit evaluation of such Loan Party provided that such Lender first obtain a confidentiality agreement from such prospective Transferee or Purchasing Lender.

         16.4 Application of Payments.

                  Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         16.5 Indemnity.

                  Each Loan Party shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.

         16.6 Notice.

                  Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

                           (a) In the case of hand-delivery, when delivered;

                           (b) If given by mail, four days after such Notice is
deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                           (c) In the case of a telephonic Notice, when a party
is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                           (d) In the case of a facsimile transmission, when
sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                           (e) In the case of electronic transmission, when
actually received;

                           (f) In the case of a Website Posting, upon delivery
of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

                           (g) If given by any other means (including by
overnight courier), when actually received.

                           (h) Any Lender giving a Notice to Borrowing Agent or
any Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.


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

         (A)  If to Agent or PNC at:   PNC Bank, National Association
                                       One PNC Plaza
                                       249 Fifth Avenue, 6th Floor
                                       Pittsburgh, Pennsylvania 15222
                                       Attention:      Gregory A. Steve
                                       Telephone:      (412) 768-4379
                                       Telecopier:     (412) 768-4369

              with a copy to:          PNC Bank, National Association
                                       PNC Agency Services
                                       One PNC Plaza
                                       249 Fifth Avenue, 2nd Floor
                                       Pittsburgh, Pennsylvania 15222
                                       Attention:      Lisa Pierce
                                       Telephone:      (412) 762-6442
                                       Telecopier:     (412) 762-8672

              and a copy to:           Thorp Reed & Armstrong LLP
                                       One Oxford Centre
                                       301 Grant Street, 14th Floor
                                       Pittsburgh, Pennsylvania 15219-1425
                                       Attention:      Jeffrey J. Conn, Esquire
                                       Telephone:      (412) 394-2324
                                       Telecopier:     (412) 394-2555

         (B) If to a Lender other than Agent, as specified on the signature pages hereof.

         (C)  If to Borrowing Agent
              or any Loan Party, at:   Allegheny Technologies Incorporated
                                       1000 Six PPG Place
                                       Pittsburgh, Pennsylvania 15222
                                       Attention:        Robert S. Park
                                       Telephone:        (412) 394-2822
                                       Telecopier:       (412) 394-3034

              with a copy to:          Allegheny Technologies Incorporated
                                       1000 Six PPG Place
                                       Pittsburgh, Pennsylvania 15222
                                       Attention:        Jon D. Walton
                                       Telephone:        (412) 394-2836
                                       Telecopier:       (412) 394-2837

         16.7 Survival.

                  The obligations of the Loan Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.18(g), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.


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

         16.8 Severability.

                  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.9 Expenses.

                  All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Loan Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations. In addition, the Lenders hereby agree not to require that the Borrowers pay to the Lenders an "amendment fee" in connection with any approval or consent that may be provided by them to the Borrowers pursuant to this Agreement in connection with any amendment to this Agreement and the Other Documents required solely as a result of a domestic restructuring for state tax purposes (the "Domestic Restructuring Amendment") of the Loan Parties; provided, however, that the Borrowers shall pay all costs and expenses incurred in connection with the Domestic Restructuring Amendment as provided for above in this Section 16.9.

         16.10 Injunctive Relief.

                  Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.11 Consequential Damages.

                  Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for any special, incidental, consequential or punitive damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.12 Captions.

                  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.


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

         16.13 Counterparts; Telecopied Signatures.

                  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.14 Construction.

                  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         16.15 Confidentiality; Sharing Information.

                  (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and
(c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                  (b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of Section
16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

Notwithstanding anything contained herein to the contrary, the information subject to this Section 16.15 shall not include, and the Agent and each Lender (and their employees or representatives) may disclose to any and all persons without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Section 1.6011-4 of the Regulations) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portion of such document or similar item that relates to the tax treatment or tax structure of the Revolving Advances, Letters of Credit and transactions contemplated hereby.

         16.16 Tax Withholding Clause.

                  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrowing Agent and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrowing Agent and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrowing Agent and the Agent two
(2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowing Agent or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code.

         16.17 Publicity.

                  Each Loan Party and each Lender hereby authorizes Agent and each Co-Lead Arranger to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent and each Co-Lead Arranger shall in their sole and absolute discretion deem appropriate.

                           [INTENTIONALLY LEFT BLANK]

         Each of the parties has signed this Agreement as of the day and year first above written.

                                         Borrowers:

ATTEST                                   Oregon Metallurgical Corporation

By:  /s/ M.B. Luksik                     By:  /s/ R.S. Park
     ------------------------------           -------------
Name:  Mary Beth Luksik                  Name:  Robert S. Park
Title:  Assistant Secretary              Title:  Vice President-Treasurer

                                         Address:    530 34th Avenue SE
                                                     Albany, OR  97321

ATTEST                                   Allegheny Ludlum Corporation

By:  /s/ M.B. Luksik                     By:  /s/ R.S. Park
     ------------------------------           -------------
Name:  Mary Beth Luksik                  Name:  Robert S. Park
Title:  Assistant Secretary              Title:  Vice President-Treasurer

                                         Address:    1000 Six PPG Place
                                                     Pittsburgh, PA  15222-5479

ATTEST                                   ATI Properties, Inc.

By:  /s/ M.B. Luksik                     By:  /s/ R.S. Park
     ------------------------------           -------------
Name:  Mary Beth Luksik                  Name:  Robert S. Park
Title:  Assistant Secretary              Title:  Vice President-Treasurer

                                         Address:    1600 N.E. Old Salem Road
                                                     P.O. Box 460
                                                     Albany, OR  97321

ATTEST                                   TDY Industries, Inc.

By:  /s/ M.B. Luksik                     By:  /s/ R.S. Park
     ------------------------------           -------------
Name:  Mary Beth Luksik                  Name:  Robert S. Park
Title:  Assistant Secretary              Title:  Treasurer

                                         Address:    1000 Six PPG Place
                                                     Pittsburgh, PA  15222-5479

ATTEST                                     ALC Funding Corporation

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  President

                                           Address:  801 West Street, 2nd Floor
                                                     Wilmington, DE  19801-1545

ATTEST                                     Jessop Steel Company

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Vice President-Treasurer

                                           Address:  1000 Six PPG Place
                                                     Pittsburgh, PA  15222-5479


                                           Guarantors:

ATTEST                                     Allegheny Technologies Incorporated

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Vice President-Treasurer

                                           Address:  1000 Six PPG Place
                                                     Pittsburgh, PA  15222-5479

ATTEST                                     ATI Funding Corporation

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  President

                                           Address:  801 West Street, 2nd Street
                                                     Wilmington, DE  19801-1545

ATTEST                                     TDY Holdings, LLC

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  President

                                           Address:    801 West Street
                                                       Wilmington, DE  19801

ATTEST                                     International Hearth Melting, LLC

                                           By:  Oregon Metallurgical Corporation

By:  /s/ M.B. Luksik                            By:  /s/ R.S. Park
     ------------------------------                  -------------
Name:  Mary Beth Luksik                         Name:  Robert S. Park
Title:  Assistant Secretary                     Title:  Vice President-Treasurer

                                           Address:    1600 Old Salem Road
                                                       Albany, OR  97321

ATTEST                                     Rome Metals, Inc.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Treasurer

                                           Address:    499 Delaware Avenue
                                                       Rochester, PA  15074

ATTEST                                     TI Oregon, Inc.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Vice President-Treasurer

                                           Address:    530 34th Avenue SE
                                                       Albany, OR  97321

ATTEST                                     Titanium Wire Corporation

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Treasurer

                                           Address:    235 Industrial Park Road
                                                       Frackville, PA  17931

ATTEST                                     ATI Canada Holdings, Inc.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik
Title:  Assistant Secretary                Name:  Robert S. Park
                                           Title:  Vice President & Treasurer

                                           Address:   1000 Six PPG Place
                                                      Pittsburgh, PA  15222-5479

ATTEST                                     Allegheny Technologies
                                           International, Inc.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Vice President-Treasurer

                                           Address:   1000 Six PPG Place
                                                      Pittsburgh, PA  15222-5479

ATTEST                                     AII Acquisition Corp.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Treasurer

                                           Address:   801 West Street
                                                      Wilmington, DE  19801-1545

ATTEST                                     AII Investment Corp.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  President

                                           Address:   801 West Street, 2nd Floor
                                                      Wilmington, DE  19801-1545

ATTEST                                     Environmental, Inc.

By:  /s/ M.B. Luksik                       By:  /s/ R.S. Park
     ------------------------------             -------------
Name:  Mary Beth Luksik                    Name:  Robert S. Park
Title:  Assistant Secretary                Title:  Vice President-Treasurer

                                           Address:   1000 Six PPG Place
                                                      Pittsburgh, PA  15222-5479

                                           Agent and Lenders:

                                           PNC Bank, National Association,
                                           as Lender and as Agent

                                           By:  /s/ John W. Stanescki
                                               --------------------------------
                                           Name:  John W. Stanescki
                                           Title:  Senior Vice President

                                           Address:  249 Fifth Avenue, 6th Floor
                                                     Pittsburgh, PA  15222

                                           Commitment Percentage:  9.23076923%

                                           JPMorgan Chase Bank

                                           By:  /s/ James H. Ramage
                                               --------------------------------
                                           Name:  James H. Ramage
                                           Title:    Managing Director

                                           Address:    270 Park Avenue, Floor 4
                                                       New York, NY  10017

                                           Commitment Percentage:  8.61538462%

                                           Congress Financial Corporation, as
                                           Lender and as Documentation Agent

                                           By:  /s/ Thomas M. Ennis
                                               --------------------------------
                                           Name:  Thomas M. Ennis
                                           Title:    Vice President

                                           Address:    1133 Sixth Avenue
                                                       New York, NY  10036

                                           Commitment Percentage:  7.69230769%

                                           Fleet Capital Corporation, as Lender
                                           and as Documentation Agent

                                           By:  /s/ David Fiorito
                                               --------------------------------
                                           Name:  David Fiorito
                                           Title:    Senior Vice President

                                           Address:    Mid Atlantic Group
                                                       1633 Broadway, 29th Floor
                                                       New York, NY  10019

                                           Commitment Percentage:  7.69230769%

                                           GMAC Commercial Finance, LLC, as
                                           Lender and as Documentation Agent

                                           By:  /s/ Charles D. Stephenson
                                               --------------------------------
                                           Name:  Charles D. Stephenson
                                           Title:  Deputy Chief Credit
                                                   Officer - ABL

                                           Address:  3000 Town Center, Suite 280
                                                     Southfield, MI  48075

                                           Commitment Percentage:  7.69230769%


                                           Wells Fargo Foothill, Inc.

                                           By:   /s/ Guy Fuchs
                                               --------------------------------
                                           Name:  Guy Fuchs
                                           Title:    Executive Vice President

                                           Address:    2450 Colorado Avenue
                                                       Suite 3000 West
                                                       Santa Monica, CA  90404

                                           Commitment Percentage:  7.69230769%

                                           Mellon Bank, N.A.

                                           By:  /s/ John R. Cooper
                                               --------------------------------
                                           Name:  John R. Cooper
                                           Title:    Vice President

                                           Address:   500 Grant Street
                                                      Pittsburgh, PA  15258-0001

                                           Commitment Percentage:  7.69230769%

                                           General Electric Capital Corporation

                                           By:  /s/ Brian Deck
                                               --------------------------------
                                           Name:  Brian Deck
                                           Title:    Duly Authorized Signatory

                                           Address:   500 West Monroe Street,
                                                      12th Floor
                                                      Chicago, IL  60661

                                           Commitment Percentage:  7.69230769%

                                           Bank of America, N.A.

                                           By:  William J. Wilson
                                               --------------------------------
                                           Name:  William J. Wilson
                                           Title:     Vice President

                                           Address:    335 Madison Avenue
                                                       New York, NY  30017

                                           Commitment Percentage:  7.69230769%

                                           Citicorp USA, Inc.

                                           By:  /s/ Daniel J. Miller
                                               --------------------------------
                                           Name:  Daniel J. Miller
                                           Title:    Vice President

                                           Address:    399 Park Avenue
                                                       New York, NY  10043

                                           Commitment Percentage:  6.15384615%

                                           Transamerica Business Capital
                                           Corporation

                                           By:  /s/ Ari Kaplan
                                               --------------------------------
                                           Name:  Ari Kaplan
                                           Title:    Vice President

                                           Address:  8750 West Bryn Mawr Avenue
                                                     Suite 720
                                                     Chicago, IL  60631

                                           Commitment Percentage:  6.15384615%

                                           Bank of Tokyo-Mitsubishi Trust
                                           Company

                                           By:  /s/ Karen Ossolinski
                                               --------------------------------
                                           Name:  Karen Ossolinski
                                           Title:    Vice President

                                           Address:  1251 Avenue of the Americas
                                                     New York, NY  10020-1104

                                           Commitment Percentage:  4.30769231%

                                           National City Bank of Pennsylvania

                                           By:  /s/ W. Christopher Kohler
                                               --------------------------------
                                           Name:  W. Christopher Kohler
                                           Title:     Vice President

                                           Address:  National City Center
                                                     20 Stanwix Street
                                                     Pittsburgh, PA  15222-4802

                                           Commitment Percentage:  4.30769231%

                                           ORIX Financial Services, Inc.

                                           By:  /s/ Michael J. Cox
                                               --------------------------------
                                           Name:  Michael J. Cox
                                           Title:    Senior Vice President

                                           Address:  1177 Avenue of the Americas
                                                     10th Floor
                                                     New York, NY  10036-2714

                                           Commitment Percentage:  4.30769231%

                                           Whitehall Business Credit Corporation

                                           By:  /s/ Carl Giordano
                                               --------------------------------
                                           Name:  Carl Giordano
                                           Title:    Assistant Vice President

                                           Address:  One State Street,
                                                     Seventh Floor
                                                     New York, NY  10004

                                           Commitment Percentage:  3.07692308%

                         List of Exhibits and Schedules

Exhibits:
--------

Exhibit 2.1(a)             Revolving Credit Note

Exhibit 8.1(k)             Financial Condition Certificate

Exhibit 16.3               Commitment Transfer Supplement

Exhibit A                  Borrowing Base Certificate

Exhibit B                  Blocked Account Agreements


Schedules:
---------

Schedule 1.2(a)            Pension Plans

Schedule 1.2(b)            Liens

Schedule 4.5               Inventory Locations

Schedule 4.15(c)           Location of Executive Offices

Schedule 5.2(a)            States of Qualification and Good Standing

Schedule 5.2(b)            Subsidiaries

Schedule 5.4               Federal Tax Identification Number

Schedule 5.6               Prior Names

Schedule 5.7               Environmental

Schedule 5.8(b)            Litigation

Schedule 5.8(d)            Plans

Schedule 5.9               Intellectual Property

Schedule 5.10              Licenses and Permits

Schedule 5.13              Burdensome Restrictions

Schedule 5.14              Labor Disputes

Schedule 5.18              Hedging Contracts

Schedule 5.21              Business and Property of Loan Parties

Schedule 7.3               Guarantees

Schedule 7.4               Investments

Schedule 7.8               Indebtedness

Schedule 7.10              Transactions with Affiliates

Schedule 8.1(t)            Inventory Locations (Waivers and Agreements)